Filed Pursuant to Rule 424(b)(5)
Registration No. 333-295905

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 22, 2026)

KLX Energy Services Holdings, Inc.

21,589,912 Subscription Rights to Purchase 83,876,809 Shares of Common Stock at a Subscription Price of $1.49 per Share

We are conducting a backstopped rights offering (the “Rights Offering”) pursuant to which we are distributing to holders of our common stock, par value $0.01 per share (“common stock”), and holders of the Company’s outstanding warrants issued on March 12, 2025, March 6, 2026 and March 11, 2026 (the “Participating Warrants”), as of 5:00 p.m., New York City time, on August 21, 2026 (such date, the “Record Date” and, such holders collectively, the “Eligible Holders”), at no charge and on a pro rata basis, transferable basic subscription rights to purchase shares of our common stock with an aggregate offering value of approximately $125.0 million. Each Eligible Holder will receive one basic subscription right to purchase shares of our common stock for each share of our common stock, or each share of common stock underlying a Participating Warrant, as applicable, owned by such holder on the Record Date. Each basic subscription right will entitle such Eligible Holder to purchase 3.885 shares of our common stock at a subscription price equal to $1.49 per whole share (the “Subscription Price”) in accordance with the terms described in this prospectus supplement; provided, however, that no Eligible Holder (other than the Backstop Parties (as defined below)) shall be entitled to exercise subscription rights (including any over-subscription privileges) to the extent that such exercise would result in such holder, together with its affiliates and any persons acting in concert with such Eligible Holder, beneficially owning more than 9.995% of the Company’s outstanding common stock on a pro forma basis after giving effect to such exercise (the “9.995% Ownership Limitation”). See “Description of the Rights Offering – Escrow Protection Mechanics” for additional information. We will not issue any fractional shares of common stock in the Rights Offering. The shares of common stock issuable upon exercise of the basic subscription rights and over-subscription privilege (as described below), if applicable, will be rounded down to the nearest whole number.

The Rights Offering is backstopped by the existing holders (the “Backstop Parties”) of the Company’s Senior Secured Floating Rate Cash / PIK Notes due 2030 (the “2030 Notes”) in an aggregate backstop commitment (the “Backstop Commitment”) amount of $94.0 million pursuant to a Rights Offering Backstop Agreement (the “Backstop Agreement”). The Backstop Parties have committed to purchase, to the extent any shares of common stock remain unsubscribed following the exercise of any subscription rights in the Rights Offering, their respective Backstop Commitment amounts through an exchange of their 2030 Notes (at 100% of the principal amount thereof plus accrued and unpaid interest) for shares of common stock at the Subscription Price (the “Backstop Exchange”). However, pursuant to the Backstop Agreement, no Backstop Party will be issued common stock to the extent such Backstop Party, together with its affiliates, would own more than 30% of the Company’s outstanding common stock on a fully diluted basis after giving effect to the Rights Offering and the Backstop Exchange (the “30% Ownership Limitation”).

The purpose of the Rights Offering and any Backstop Exchange is to increase liquidity and significantly reduce the Company’s overall leverage. The Company intends to use up to $31.0 million of gross cash proceeds it receives in connection with the Rights Offering to pay fees and expenses in connection with the Rights Offering and for general corporate purposes. The Company intends to use any gross proceeds in excess of $31.0 million (any such proceeds, “Excess Proceeds”) to redeem the 2030 Notes at a redemption price equal to 100% of the principal amount of 2030 Notes redeemed, plus accrued and unpaid interest (the “Redemption”), pursuant to the terms of the Backstop Agreement. The Backstop Commitment will be reduced dollar for dollar on a pro rata basis among the Backstop Parties to the extent of any Excess Proceeds. Accordingly, upon completion of the Backstop Exchange and/or the Redemption, the outstanding principal amount of the 2030 Notes is expected to be reduced by $94.0 million regardless of the level of participation in the Rights Offering. Please see “Description of the Rights Offering” section of this prospectus supplement for more information.

There is no minimum number of shares of common stock that we must sell in order to complete the Rights Offering. If you exercise your basic subscription rights in full, you will have an over-subscription privilege to purchase additional shares of common stock that remain unsubscribed at the Expiration Date (as defined below), subject to the availability and allocation of shares of common stock among Eligible Holders exercising their over-subscription privileges as further described in this prospectus supplement, subject to the 9.995% Ownership Limitation.

The basic subscription rights will be distributed and exercisable beginning on the date of this prospectus supplement. The basic subscription rights will expire and will have no value if they are not exercised prior to the expiration date of the Rights Offering, which is currently expected to be 5:00 p.m., New York City time, on September 23, 2026 (the “Expiration Date”), unless we, in our sole and absolute discretion, extend the period for exercising the basic subscription rights. You should carefully consider whether to exercise your basic subscription rights before the Expiration Date. We reserve the right, in our sole and absolute discretion, to amend the terms of the Rights Offering or cancel the Rights Offering at any time before the Expiration Date, for any reason and subject to the conditions and procedures as further described in this prospectus supplement. If we cancel the Rights Offering, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable.

Eligible Holders who do not participate in the Rights Offering will continue to own the same number of shares, but after the Rights Offering, will own a smaller percentage of the total shares outstanding to the extent that other Eligible Holders participate in the Rights Offering and as a result of any shares issued in the Backstop Exchange. Basic subscription rights that are not exercised before the Expiration Date will expire and have no value.

Our Board of Directors (the “Board”) is making no recommendation regarding your exercise of the basic subscription rights and the over-subscription privilege, if applicable. You should carefully consider whether to exercise your basic subscription rights and the over-subscription privilege, if applicable, before the Expiration Date. All exercises of basic subscription rights and the over-subscription privilege, if applicable, are irrevocable. The basic subscription rights and the over-subscription privilege, if applicable, are transferable.

We are distributing the basic subscription rights and offering the common stock directly to you. We have not engaged any brokers, dealers or underwriters in connection with the solicitation or exercise of basic subscription rights in the Rights Offering and no commissions, fees or discounts will be paid in connection with the Rights Offering. Computershare Trust Company, N.A. (“Computershare”) is acting as the subscription agent for the Rights Offering and InvestorCom LLC (“InvestorCom”) is acting as the information agent for the Rights Offering.

Our common stock is traded on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “KLXE.” On August 7, 2026, the date prior to the announcement of the Rights Offering, the last reported sale price of our common stock on Nasdaq was $2.06 per share. The subscription rights will be listed for trading on Nasdaq under the symbol “KLXER” until the close of trading on the Expiration Date.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER ALL OF THE INFORMATION SET FORTH IN THIS PROSPECTUS SUPPLEMENT, INCLUDING THE RISK FACTORS BEGINNING ON PAGE S-23 OF THIS PROSPECTUS SUPPLEMENT, AND THE ACCOMPANYING PROSPECTUS, AS WELL AS THE RISK FACTORS AND OTHER INFORMATION IN ANY DOCUMENTS WE INCORPORATE BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE EXERCISING YOUR BASIC SUBSCRIPTION RIGHTS AND THE OVER-SUBSCRIPTION PRIVILEGE, IF APPLICABLE. PLEASE SEE “WHERE YOU CAN FIND MORE INFORMATION” ON PAGE S-62 AND “INCORPORATION BY REFERENCE” ON PAGE S-63.

Neither the Securities and Exchange Commission, nor any state or foreign securities commission, has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 24, 2026.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. This prospectus supplement relates only to the basic subscription rights and the over-subscription privilege, if applicable, and shares of common stock offered pursuant thereto, but only under circumstances and in jurisdictions where it is lawful to make such an offer. The information contained in or incorporated by reference into this prospectus supplement, or the accompanying prospectus, is accurate only as of its date regardless of the time of delivery of this prospectus supplement or of any distribution of basic subscription rights or sale of securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference filed with the SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

Persons who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus applicable to that jurisdiction.

The documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data incorporated by reference into this prospectus supplement and the accompanying prospectus, this information involves risks and uncertainties and is subject to change based on various factors. Accordingly, investors should not place undue reliance on this information.

Unless the context requires otherwise or unless otherwise noted, all references to “KLX,” “KLX Energy,” “we,” “us” or “our” refer to KLX Energy Services Holdings, Inc., a Delaware corporation, and our subsidiaries on a consolidated basis.

This prospectus supplement incorporates by reference certain unaudited pro forma condensed combined financial information of the Company to give effect to the acquisition of certain assets owned by Wolf Pack Rentals, LLC (the “Pro Forma Financial Information”). The Pro Forma Financial Information should be read in conjunction with (i) the audited historical consolidated financial statements and notes thereto of the Company contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and (ii) the audited and unaudited historical financial statements and notes thereto of Wolfpack Energy Services, LLC, each incorporated by reference herein. The Pro Forma Financial Information is presented for informational purposes only, is based on certain assumptions that we believe are reasonable, and does not purport to represent what our consolidated results of operations or financial position would have been had the acquisition occurred on the dates indicated nor is it necessarily indicative of our future consolidated results of operations or financial position.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information to investors. This prospectus supplement and the documents to which the Company refers you to in this prospectus supplement, as well as oral statements made or to be made by the Company, include forward-looking statements that reflect our current expectations and projections about our future results, performance and prospects. Forward-looking statements include all statements that are not historical in nature or are not current facts. When used in this prospectus supplement, the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could,” “will” or the negative of these terms or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause our actual results, performance and prospects to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that might cause such a difference include those discussed in our filings with the SEC, in particular those discussed under “Item 1A. Risk Factors,” “Item 1. Business” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2025, or in any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which is incorporated by reference herein, and elsewhere in this prospectus supplement, including the following factors:

•	our ability to successfully complete the Rights Offering and related transactions;

•	whether Eligible Holders will exercise their basic subscription rights to purchase common stock and the amount subscribed;

•	the possibility that the Backstop Parties may acquire a significant ownership position in the Company, which may allow them to exert significant influence over corporate matters;

•	general economic conditions, such as inflation and government efforts to reduce inflation or a recession;

•	persistent volatility in national and global crude oil demand and crude oil prices;

•	the possibility of inefficiencies, curtailments or shutdowns in our customers’ operations, whether in response to reductions in demand or other factors;

•	uncertainty regarding our future operating results;

•	regulation of and dependence upon the energy industry;

•	the cyclical nature of the energy industry;

•	fluctuations in market prices for fuel, oil and natural gas;

•

overall domestic and global political and economic conditions, including the imposition of increased, new and retaliatory tariffs or trade or other economic sanctions, political instability or armed conflict, including the ongoing conflicts in Ukraine, the Israel-Gaza region and elsewhere in the Middle East, including the conflict with Iran, as well as conditions in South America, including most recently in Venezuela;

•	the level of capital spending and access to capital markets by our customers in response to changes in demand and crude oil prices;

•	our ability to maintain acceptable pricing for our services;

•

our ability to maintain compliance with the covenants in our debt agreements and our liquidity levels and the need to obtain additional capital or financing, and the availability and/or cost of obtaining such capital or financing;

•	competitive conditions within the industry;

•	the loss of or interruption in operations of one or more key suppliers;

•	legislative or regulatory changes and potential liability under federal and state laws and regulations;

•	decreases in the rate at which oil and/or natural gas reserves are discovered and/or developed;

•	the impact of technological advances on the demand for our products and services;

•	customers’ delays in obtaining permits for their operations;

•	hazards and operational risks that may not be fully covered by insurance;

•

limitations originating from our organizational documents, debt instruments and U.S. federal income tax obligations may impact our financial flexibility, our ability to engage in strategic transactions or our ability to declare and pay cash dividends on our common stock;

•	changes in supply, demand and costs of equipment, including as a result of tariffs;

•	oilfield anti-indemnity provisions;

•	seasonal and adverse weather conditions that can affect oil and natural gas operations;

•	reliance on information technology resources and the inability to implement new technology and services;

•	the possibility of terrorist or cyberattacks and the consequences of any such events;

•	increased labor costs or our ability to employ, or maintain the employment of, a sufficient number of key employees, technical personnel, and other skilled and qualified workers;

•	the inability to successfully consummate or integrate our acquisitions or inability to manage potential growth; and

•	other risks set forth under “Risk Factors” and certain factors discussed elsewhere in this prospectus supplement.

In light of these risks and uncertainties, you are cautioned not to put undue reliance on any forward-looking statements in this prospectus supplement. These statements should be considered only after carefully reading this entire prospectus supplement and our filings with the SEC. Except as required under the federal securities laws and rules and regulations of the SEC, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risks that we may currently deem immaterial or that are not presently known to us could also cause the forward-looking events discussed in this prospectus supplement not to occur.

All forward-looking statements, expressed or implied, included in this prospectus supplement are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statement that we or persons acting on our behalf may issue.

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the Rights Offering and the common stock issuable upon exercise of the basic subscription rights and over-subscription privilege, if applicable. The answers are based on information included elsewhere in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Rights Offering or the common stock issuable upon exercise of the basic subscription rights and over-subscription privilege, if applicable. You should carefully read this prospectus as it contains more detailed descriptions of the terms and conditions of the Rights Offering.

GENERAL

What is being offered in the Rights Offering?

We are distributing to Eligible Holders, at no charge and on a pro rata basis, transferable basic subscription rights to purchase shares of our common stock. Each Eligible Holder will receive one basic subscription right to purchase shares of our common stock for each share of our common stock, or each share of common stock underlying a Participating Warrant, as applicable, owned by such holder on the Record Date. Each subscription right will allow such Eligible Holder to subscribe for 3.885 shares of common stock at the Subscription Price on the terms described in this prospectus supplement. The basic subscription rights entitle Eligible Holders to purchase an aggregate of 83,876,809 shares of common stock. The basic subscription rights will be evidenced by subscription certificates, unless your shares are held in “street name” through a broker, dealer, custodian bank or other nominee. In this case, your broker, dealer, custodian bank or other nominee is the record holder of the basic subscription rights you own. Your broker, dealer, custodian bank or other nominee, as the record holder, will notify you of the Rights Offering. The record holder must exercise the basic subscription rights and over-subscription privilege, if applicable, and coordinate payment of the aggregate subscription price on your behalf. If you wish to exercise your basic subscription rights and over-subscription privilege, if applicable, in the Rights Offering, you should contact your broker, dealer, custodian bank or other nominee as soon as possible. Eligible Holders whose shares are held in “street name” must exercise their rights through the customary procedures of the Depository Trust and Clearing Corporation (“DTC”) using DTC’s Automated Subscription Offer Program (commonly referred to as “ASOP”).

The shares of common stock issuable upon exercise of the basic subscription rights and over-subscription privilege, if applicable, will be rounded down to the nearest whole number. Each basic subscription right will entitle you to purchase 3.885 shares of our common stock at the Subscription Price. Because the total number of shares of common stock issued to each participating Eligible Holder will be rounded down to the nearest whole number, we may not issue the full number of shares authorized for issuance in connection with this Rights Offering. Any excess subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable.

Who may participate in the Rights Offering?

Only Eligible Holders are entitled to receive basic subscription rights and purchase shares of common stock in the Rights Offering.

What are the subscription rights?

For each whole basic subscription right that you own, you will have the right to buy from us 3.885 shares of our common stock at the Subscription Price. You may exercise some or all of your basic subscription rights, or you may choose not to exercise any basic subscription rights.

For example, if you owned 100 shares of our common stock on the Record Date, you would receive basic subscription rights representing the right to purchase 388 shares of common stock at the Subscription Price.

Will I also receive an over-subscription privilege in the Rights Offering?

Yes. If you fully exercise your basic subscription right and other Eligible Holders do not fully exercise their basic subscription rights, you will have an over-subscription privilege to purchase additional shares of common stock that remain unsubscribed at the Expiration Date. If an insufficient number of shares is available to fully satisfy all over-subscription requests, the available shares will be distributed proportionately among Eligible Holders who exercise their over-subscription privilege based on the number of shares each Eligible Holder subscribed for under the basic subscription right. The available shares of common stock will be distributed proportionately until either all shares of common stock have been allocated or all over-subscription requests have been fulfilled, whichever occurs earlier. Your ability to purchase shares of common stock pursuant to the over-subscription privilege is also subject to the 9.995% Ownership Limitation described below under “Are there any limits on the number of shares of common stock I may own as a result of participating in the Rights Offering?”

In order to exercise your over-subscription privilege, you must deliver the subscription payment for exercise of your over-subscription privilege before the Expiration Date. Because we will not know the total number of unsubscribed shares of common stock before the Expiration Date, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of common stock that you wish to subscribe for pursuant to your over-subscription privilege. Any excess subscription payments received by the subscription agent caused by proration will be returned by the subscription agent to you without interest or deduction, as soon as practicable after the Expiration Date. The subscription agent will return any excess payments. Please see “Description of the Rights Offering – The Subscription Rights” section of this prospectus supplement for more information.

Am I required to exercise the basic subscription rights I receive in the Rights Offering?

No. You may exercise any number of your basic subscription rights, or you may choose not to exercise any of your basic subscription rights. See, however, “What happens if I choose not to exercise my basic subscription rights?”

How soon must I act to exercise my basic subscription rights and over-subscription privilege, if applicable?

The basic subscription rights and over-subscription privilege, if applicable, may be exercised at any time during the rights offering period, which commences on August 24, 2026, and continues until the Expiration Date, which is 5:00 p.m., New York City time, on September 23, 2026. If you elect to exercise your basic subscription rights and over-subscription privilege, if applicable, the subscription agent must actually receive all required documents and payments from you at or prior to the Expiration Date. Although we have the option of extending the Expiration Date of the rights offering period at our sole and absolute discretion, we currently do not intend to do so. If you cannot deliver your documents and payment before the Expiration Date, you may follow the guaranteed delivery procedures described under “Description of the Rights Offering – Guaranteed Delivery Procedures.”

When will I receive my new shares of common stock?

As soon as practicable after the closing of the Rights Offering, all shares of common stock that you purchase in the Rights Offering will be issued in book-entry, or uncertificated, form. When issued, the shares will be registered in the name of the Eligible Holder. For those who fully and validly exercised their basic subscription rights and have exercised their over-subscription privilege, we will issue the shares of common stock purchased in the Rights Offering as soon as practicable after all pro rata allocations related to the over-subscription privilege have been completed. We will not be able to calculate the number of shares to be issued to each subscribing Eligible Holder until after the Expiration Date. Subject to state securities laws and regulations, we have the discretion to delay distribution of any shares you may have elected to purchase in order to comply with state securities laws.

Are there any limits on the number of shares of common stock I may own as a result of participating in the Rights Offering?

Yes. You may only purchase the number of whole shares of common stock purchasable upon exercise of your basic subscription rights and the over-subscription privilege, if applicable. Accordingly, the number of shares of common stock that you may purchase in the Rights Offering is limited by the number of our shares of common stock, or the number of shares of common stock underlying the Participating Warrants, you held on the Record Date. In addition, no Eligible Holder (other than the Backstop Parties) shall be entitled to exercise subscription rights (including any over-subscription privileges) to the extent that such exercise would result in such holder, together with its affiliates and any persons acting in concert with such holder, exceeding the 9.995% Ownership Limitation. We reserve the right, in our sole and absolute discretion, to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful.

In order to avoid any Eligible Holder exceeding the 9.995% Ownership Limitation, we have implemented the escrow protection mechanics, which are as follows: (1) by exercising subscription rights, each holder will represent to us that such holder will not be, after giving effect to the exercise of subscription rights, an owner, directly or indirectly, of more than 8,505,443 shares of our common stock, constituting approximately 9.995% of our outstanding common stock on a pro forma basis after giving effect to such exercise (assuming no stockholder participation in the Rights Offering and completion of the Backstop Exchange); (2) if such exercise would result in such holder owning, directly or indirectly, more than 8,505,443 shares of our common stock, such holder must notify the subscription agent (if such holder is a holder of record) or the information agent (if such holder holds in “street name”); (3) if requested, each holder will provide us with additional information regarding the amount of common stock that the holder owns; and (4) we shall have the right to instruct the subscription agent to refuse to honor such holder’s exercise to the extent such exercise of subscription rights or over-subscription privileges, if applicable, might, in our sole and absolute discretion, result in such holder exceeding the 9.995% Ownership Limitation. By exercising subscription rights in the rights offering, you acknowledge that you have read and understand the 9.995% Ownership Limitation described above, and you agree that the escrow protection mechanics are valid, binding and enforceable against you. See “Description of the Rights Offering – Escrow Protection Mechanics.”

Does exercising my basic subscription rights and over-subscription privilege, if applicable, involve risk?

Yes. The exercise of your basic subscription rights and over-subscription privilege, if applicable, involves risks. Exercising your basic subscription rights and over-subscription privilege, if applicable, involves the purchase of additional shares of our common stock and should be considered as carefully as you would consider other equity investments. Among other things, you should carefully consider the risks described under the heading “Risk Factors” in this prospectus supplement and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. Please see “Incorporation by Reference.”

If I live outside of the United States and hold my shares in my name directly on the books of Computershare, the Company’s transfer agent, does that affect my participation in the Rights Offering?

For purposes of ensuring that we will not breach the laws of any country outside of the United States, we will not mail this prospectus supplement or the related subscription documents to Eligible Holders who hold shares in their name on the books of Computershare, the Company’s transfer agent, and whose addresses are outside the United States or who have a foreign post office address. The subscription agent will hold the subscription rights on behalf of such Eligible Holders.

To exercise their rights, foreign holders must notify the subscription agent before 11:00 a.m., New York City time, on the fifth business day prior to the Expiration Date, and must establish to the satisfaction of the subscription agent that such exercise is permitted under applicable law.

What are the material U.S. federal income tax consequences of participating in the Rights Offering?

Please see “Material United States Federal Income Tax Consequences” for a discussion of the material U.S. federal income tax consequences of the receipt, exercise, expiration and disposition of basic subscription rights issued pursuant to the Rights Offering and the ownership and disposition of shares of common stock received as a result of the exercise of such basic subscription rights. Please see also “Risk Factors – Risks Related to the Rights Offering – The receipt of basic subscription rights may be treated as a taxable distribution to you.” Eligible Holders should consult their tax advisors for a full understanding of the tax consequences of the receipt of basic subscription rights and of participating in the Rights Offering.

What fees or charges apply if I exercise my basic subscription rights and over-subscription privilege, if applicable?

Other than the subscription price of the shares of common stock issuable upon exercise of the basic subscription rights and over-subscription privileges, if applicable, we are not charging any fees or sales commissions in connection with the issuance or the exercise of the basic subscription rights and the over-subscription privilege, if applicable. If you exercise your basic subscription rights and over-subscription privilege, if applicable, through a broker or other record holder of your shares, you are solely responsible for paying any fees that person or entity may charge.

What happens if I choose not to exercise my basic subscription rights?

You are not required to exercise your basic subscription rights or otherwise take any action in response to this Rights Offering. However, if you choose not to fully exercise your basic subscription rights, your ownership interest in the Company will be diluted. In addition, if you do not exercise your basic subscription rights in full, you will not be entitled to exercise your over-subscription privilege.

If I have been granted shares of common stock pursuant to the Company’s equity incentive plans that are restricted from transfer and subject to forfeiture (“Restricted Stock”), may I participate in the Rights Offering?

Holders of Restricted Stock on the record date will receive subscription rights in respect of Restricted Stock and will be entitled to participate in the Rights Offering. Shares purchased in the Rights Offering upon exercise of the Subscription Rights will not be subject to the restriction applicable to the Restricted Stock. Notwithstanding the foregoing, if you hold unvested shares of Restricted Stock, you will not be permitted to transfer any subscription rights attributable to such unvested shares of Restricted Stock. Any subscription rights attributable to unvested shares of Restricted Stock may only be exercised by the holder of such shares and may not be sold, assigned or otherwise transferred.

Who should I contact if I have questions about the Rights Offering?

If you have any questions regarding the Rights Offering, completing a subscription rights certificate or submitting payment in the Rights Offering, please contact our information agent, InvestorCom, at (877) 972-0090 or via email at info@investor-com.com. For a more complete description of the Rights Offering, please see “Description of the Rights Offering.”

If you hold your shares in “street name” through a DTC nominee or broker, please contact your broker for instructions on how to participate in the Rights Offering.

PARTICIPANTS AND TRANSFERABILITY

Will our directors, executive officers or significant stockholders participate in the Rights Offering?

Our directors and executive officers who own shares of common stock, as well as other significant stockholders, are permitted, but not required, to participate in the Rights Offering on the same terms and conditions applicable to all Eligible Holders in the Rights Offering. Certain of our directors, executive officers and significant stockholders may participate in the Rights Offering. However, there is no assurance that any of our directors, executive officers or significant stockholders will purchase shares of common stock in the Rights Offering.

May I transfer my basic subscription rights and over-subscription privilege, if applicable?

Yes. You may sell, transfer or assign your basic subscription rights to anyone else. Your basic subscription rights and over-subscription privilege, if applicable, will be listed for trading on Nasdaq under the symbol “KLXER” until the close of trading on the Expiration Date. If you do not exercise your subscription rights and instead sell them, the purchaser of those rights will be entitled to exercise them.

See “Description of the Rights Offering – Transferability of Basic Subscription Rights and Over-subscription Privilege” for additional information.

Will the shares of common stock I acquire in the Rights Offering be subject to any stockholder agreement restricting my ability to sell or transfer my new shares of common stock?

Other than as described below, Eligible Holders will not be subject to any stockholder agreements that restrict their ability to sell or transfer any new shares of common stock acquired by them in the Rights Offering. Under federal securities laws, our affiliates, including certain of the Backstop Parties, will be subject to restrictions on their ability to transfer shares of our common stock by virtue of their status as “affiliates” of us. An “affiliate” is generally defined as a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, us. Additionally, the Backstop Parties are subject to certain other transfer restrictions set forth in the Backstop Agreement. In addition, the shares of common stock acquired by the Backstop Parties pursuant to the Backstop Exchange will not be registered under the Securities Act and will be issued in a private placement exempt from registration under Section 4(a)(2) of the Securities Act and, accordingly, will be subject to restrictions on transfer. We have agreed to provide the Backstop Parties with customary registration rights, including an obligation to file a registration statement covering the resale of such shares within 45 days upon request of the Backstop Parties following the closing of the Backstop Exchange. Once that registration statement has been declared effective, the shares of common stock held by the Backstop Parties may be freely transferred pursuant to that registration statement, subject to any restrictions applicable to our affiliates under the federal securities laws. See “Description of the Backstop Commitment.”

RATIONALE FOR RIGHTS OFFERING, NO BOARD RECOMMENDATION, EXPECTED PROCEEDS AND OTHER

Why are we conducting the Rights Offering?

The purpose of the Rights Offering and any Backstop Exchange is to increase liquidity and significantly reduce the Company’s overall leverage. The Company intends to use up to $31.0 million of any gross cash proceeds it receives in connection with the Rights Offering to pay fees and expenses in connection with the Rights Offering and for general corporate purposes. The Company intends to use any Excess Proceeds to redeem the 2030 Notes at a redemption price equal to 100% of the principal amount of 2030 Notes redeemed, plus accrued and unpaid interest. Pursuant to the Backstop Agreement, the Backstop Commitment will be reduced dollar for dollar on a pro rata basis to the extent of any Excess Proceeds. Accordingly, upon completion of the Backstop Exchange and/or the Redemption, the outstanding principal amount of the 2030 Notes is expected to be reduced by $94.0 million regardless of the level of participation in the Rights Offering. Please see “Use of Proceeds.” In authorizing the Rights Offering, our Board considered and evaluated a number of factors, including:

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our current capital resources and the risks, costs and uncertainties associated with our existing liquidity, including our ability to continue to operate as a going concern and comply with our debt covenants;

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the ability to significantly reduce the Company’s overall leverage and increase liquidity through the Rights Offering and the Backstop Exchange and increase financing flexibility through the A&R Indenture;

•	the Backstop Parties’ willingness to backstop the Rights Offering;

•	the size and pricing of the Rights Offering;

•	the relative attractiveness of the Rights Offering compared to other alternatives that were believed to be reasonably available, including debt and other forms of equity financing;

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certain other advantages associated with the Rights Offering such as reduced dilution because all Eligible Holders have the opportunity to participate on the same terms and on a pro rata basis to purchase additional shares of common stock;

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the disadvantages associated with other forms of equity financing, such as their likely unavailability at the scale needed to achieve the amount of deleveraging the Company requires, dilution to all existing stockholders regardless of whether they participate, potential difficulty in pricing and consummating an equity financing given significant market volatility and the underwriting or placement fees typically associated with such financings;

•

the fact that our current level of leverage has constrained our ability to pursue strategic acquisitions and other growth opportunities and has increased our refinancing risk, and that the reduction in leverage resulting from the Rights Offering and the Backstop Exchange, together with the additional covenant flexibility provided by the A&R Indenture, is expected to increase our financial and operational flexibility to pursue these opportunities and to refinance our indebtedness;

•	the potential dilution to our current stockholders if they choose not to participate in the Rights Offering; and

•	the potential impact of the Rights Offering on the public float for our common stock.

For more information regarding the rationale for the Rights Offering, please see “Description of the Rights Offering – Reasons for the Rights Offering.”

How was the subscription price for the Rights Offering determined?

Our Board considered a number of factors in determining the subscription price for the Rights Offering, including:

•	the highest price per share at which the Backstop Parties were willing to backstop the Rights Offering;

•	the price at which our stockholders might be willing to participate in the Rights Offering;

•	historical and current trading prices of our common stock, including on a volume-weighted average share price basis over certain periods;

•

market data regarding the discounts to the market price of common stock at which rights offerings and other equity financings have been conducted by companies with leverage profiles and financial circumstances similar to the Company’s, including the discounts observed in rights offerings conducted in connection with Chapter 11 restructurings; and

•	input from a third-party financial advisor retained by the Company to evaluate financing alternatives.

For more information regarding the determination of the subscription price, please see “Description of the Rights Offering – Subscription Price.”

Has our Board of Directors made a recommendation to our stockholders regarding the Rights Offering?

Our Board is making no recommendation regarding your participation in the Rights Offering. Eligible Holders who exercise their basic subscription rights and over-subscription privilege, if applicable, risk investment loss on new money invested. We cannot assure you that the trading price for our common stock will be above the Subscription Price at the time of exercise or at the Expiration Date or that Eligible Holders purchasing shares at the Subscription Price will be able to sell those shares in the future at the same price or at a higher price. You are urged to make your own decision whether to exercise your basic subscription rights and over-subscription privilege, if applicable, based on your own assessment of our business and the Rights Offering. Please see “Risk Factors” in this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

How many shares of common stock will be outstanding after the Rights Offering?

As of the Record Date, there were 21,428,722 shares of our common stock outstanding. If no Eligible Holders participate in the Rights Offering, we expect to issue approximately 63.7 million shares of common stock to the Backstop Parties pursuant to the Backstop Exchange and zero shares of common stock to Eligible Holders. If the Rights Offering is fully subscribed, we expect to issue approximately 83.9 million shares of common stock to Eligible Holders and zero shares of common stock to the Backstop Parties. Following the completion of the Rights Offering and any Backstop Exchange, we expect that between 85.1 million and 105.9 million shares of common stock will be issued and outstanding based on the number of shares outstanding as of the Record Date.

BACKSTOP COMMITMENT

What is the role of the Backstop Parties in the Rights Offering?

The Backstop Parties have committed to purchase, to the extent any shares of common stock remain unsubscribed following the exercise of any subscription rights in the Rights Offering, their respective Backstop Commitment amounts through an exchange of their 2030 Notes (at 100% of the principal amount thereof plus accrued and unpaid interest) for shares of common stock at the Subscription Price, subject to the 30% Ownership Limitation. Upon completion of the Backstop Exchange and/or the Redemption, the outstanding principal amount of the 2030 Notes is expected to be reduced by $94.0 million, regardless of the level of participation in the Rights Offering, in exchange for cash and/or common stock depending on the level of participation in the Rights Offering.

Are there any conditions to the Backstop Parties’ obligations under the Backstop Agreement?

Yes. The closing of the Backstop Parties’ purchase of up to $94.0 million of the remaining shares through the Backstop Exchange is subject to certain closing conditions, including consummation of the Rights Offering, the accuracy of the representations and warranties of each party (subject to certain customary exceptions), material compliance by each party with its covenants under the Backstop Agreement, execution and delivery of the Registration Rights Agreement (as defined below), execution and delivery of the amended and restated indenture governing the 2030 Notes (the “A&R Indenture”). Upon completion of the Backstop Exchange, the Company will enter into (i) a registration rights agreement providing for customary registration rights in respect of such shares acquired by the Backstop Parties, as further described in “Description of the Backstop Commitment” (the “Registration Rights Agreement”) and (ii) the A&R Indenture which, among other things, (a) resets the total net leverage ratio maintenance covenant step-down schedule to provide additional runway to reduce leverage, (b) relaxes the total net leverage ratio incurrence test for additional indebtedness from 2.50:1.00 to 3.00:1.00, (c) permanently excludes capital lease obligations from the definition of “Consolidated Total Indebtedness” for purposes of calculating financial maintenance covenant compliance, secured net leverage ratio, and any incurrence based test, ratio, or basket, (d) increases the basket for indebtedness in respect of purchase money obligations and capital lease obligations from $75.0 million to $85.0 million, and (e) provides for par redemption of 2030 Notes in connection with the Backstop Exchange and excludes Rights Offering redemption proceeds from the excess cash flow sweep. In addition, the A&R Indenture resets the make-whole expiry date to two years from the effective date of the A&R Indenture and reduces the premium from 102% to 101%. See “Description of the Rights Offering.”

Do the Backstop Parties have director nomination rights?

Yes, to the extent such Backstop Party meets certain ownership thresholds. Effective as of the closing of the Backstop Exchange, Cross Ocean Partners Management LP, on behalf of certain of its advised funds (“Cross Ocean”), and Whitebox Advisors LLC, on behalf of certain of its advised funds (“Whitebox” and, together with Cross Ocean, the “Designating Holders”), will each have the right, as long as such Designating Holder, together with its respective controlled affiliates, holds at least 10% of the Company’s outstanding common stock after giving effect to the closing of the Backstop Exchange, to designate one individual (each, a “Designated Director”) for appointment to the Board, subject to certain eligibility requirements, including that each such Designated Director must qualify as an independent director under the applicable listing standards of Nasdaq. The Company has agreed to use its reasonable best efforts to cause each Designated Director to be appointed to the Board effective as of the closing of the Backstop Exchange. Each Designating Holder will have the right, subject to any limitations under applicable listing standards, requirements and rules of Nasdaq, to have its Designated Director nominated for election as a director at each subsequent annual meeting of stockholders of the Company and included among the slate of nominees recommended by the Board for election at each such annual meeting of stockholders for so long as such Designating Holder (together with its controlled affiliates) continues to beneficially own at least 7.5% of the Company’s outstanding common stock.

If gross proceeds from the Rights Offering are $31.0 million or less (and thus the Backstop Commitment is fully utilized), we expect that, upon completion of the Rights Offering and the Backstop Exchange, Cross Ocean and Whitebox will own approximately 28.3% and 16.5%, respectively, of our issued and outstanding common stock based on the number of shares of common stock reported to us as owned by Cross Ocean and Whitebox as of a recent date and the number of shares of common stock outstanding as of the Record Date.

KEY TERMS OF THE RIGHTS OFFERING

Are we requiring a minimum subscription to complete the Rights Offering?

No, there is no minimum subscription amount required to complete the Rights Offering. Any shares not subscribed for in the Rights Offering shall be purchased by the Backstop Parties pursuant to the Backstop Exchange up to $94.0 million.

Are there any conditions precedent to the completion of the Rights Offering?

No. There are no conditions precedent to the completion of the Rights Offering. Our obligation to close the Rights Offering and to issue the shares of common stock subscribed for in the Rights Offering is not conditioned upon the satisfaction or waiver of any conditions.

Can the Rights Offering be amended, extended or canceled? How will I be notified if the Rights Offering is extended, amended or canceled?

Yes. We reserve the right, in our sole and absolute discretion, to amend, extend or cancel the Rights Offering at any time for any reason prior to the Expiration Date; provided that any amendment to the terms of the Backstop Agreement or the Backstop Exchange shall require the advance written consent of the Backstop Parties. If the Rights Offering is canceled, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable to those Eligible Holders who subscribed for shares in the Rights Offering.

Any extension, amendment or cancellation will be followed promptly by a public announcement thereof which, in the case of an extension, will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. For more information regarding extensions, amendments or the cancellation of the Rights Offering, please see “Description of the Rights Offering – Amendment, Withdrawal and Termination.”

After I exercise my basic subscription rights (and over-subscription privilege, if applicable), may I change my mind?

No. Once you submit the subscription rights certificate (if you are the holder of record as of the Record Date and therefore the Eligible Holder), or subscription through DTC’s ASOP system (if your shares are held in “street name” by a broker, dealer, custodian bank or other nominee and such broker, dealer, custodian bank or other nominee is the Eligible Holder subscribing through DTC’s ASOP system on your behalf) to exercise your basic subscription rights and over-subscription privilege, if applicable, you are not allowed to revoke, cancel or change the exercise of your basic subscription rights and over-subscription privilege, if applicable, or request a refund of monies paid. All exercises of basic subscription rights and over-subscription privileges, if applicable, are irrevocable by the participating Eligible Holder, even if you later learn information about us that you consider unfavorable or our stock price declines. You should not exercise your basic subscription rights and over-subscription privilege, if applicable, unless you are certain that you wish to purchase the shares of common stock offered pursuant to this Rights Offering.

SUBSCRIPTION AND PAYMENT PROCEDURES

How do I exercise my basic subscription rights (and over-subscription privilege, if applicable) if I am a record holder of shares of common stock?

If your shares of common stock as of the Record Date are held in your name, or if you are a holder of a Participating Warrant, then you are the Eligible Holder of the basic subscription rights you own and the over-subscription privilege, if applicable. If you wish to participate in the Rights Offering, you must deliver a properly completed subscription rights certificate with payment of the aggregate subscription price and any required subscription materials, to the subscription agent prior to the Expiration Date, which is 5:00 p.m., New York City time, on September 23, 2026, unless we extend such period. If you cannot deliver your documents and payment before the Expiration Date, you may follow the guaranteed delivery procedures described under “Description of the Rights Offering – Guaranteed Delivery Procedures.”

For additional information, please see “Description of the Rights Offering – Method of Exercising Subscription Rights – Stockholders of Record.”

PLEASE DO NOT DELIVER COMPLETED SUBSCRIPTION RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO KLX ENERGY SERVICES HOLDINGS, INC.

What should I do if I want to participate in the Rights Offering, but my shares are held in the name of my broker, dealer, custodian bank or other nominee?

If your shares are held in “street name” through a broker, dealer, custodian bank or other nominee, then your broker, dealer, custodian bank or other nominee is the Eligible Holder of the basic subscription rights and over-subscription privilege, if applicable, you own. Your broker, dealer, custodian bank or other nominee, as the Eligible Holder, will notify you of the Rights Offering. The Eligible Holder must exercise the basic subscription rights and over-subscription privilege, if applicable, and coordinate payment of the aggregate subscription price on your behalf. If you wish to exercise your basic subscription rights and over-subscription privilege, if applicable, in the Rights Offering, you should contact your broker, dealer, custodian bank or nominee as soon as possible. Please follow the instructions of your broker, dealer, custodian bank or other nominee in exercising your basic subscription rights and over-subscription privilege, if applicable.

For additional information, please see “Description of the Rights Offering – Method of Exercising Subscription Rights – Street Name Holders.”

YOUR BROKER, DEALER, CUSTODIAN BANK OR OTHER NOMINEE MAY ESTABLISH A SUBMISSION DEADLINE THAT IS BEFORE THE EXPIRATION DATE. WE ASSUME NO

RESPONSIBILITY IN RESPECT OF THE TIMELY ADMINISTRATION OF YOUR BROKER, DEALER, CUSTODIAN BANK OR OTHER NOMINEE TO PERFORM ITS OBLIGATIONS ON YOUR BEHALF.

What form of payment is required to purchase the common stock offered in the Rights Offering if I am a record holder of shares of common stock?

If your shares of common stock as of the Record Date are held in your name, or if you are a holder of a Participating Warrant, then you are the Eligible Holder of the basic subscription rights you own and the over-subscription privilege, if applicable. All payments submitted by you to the subscription agent must be made in full in U.S. currency for the full number of shares of common stock you wish to acquire pursuant to the exercise of your basic subscription rights and over-subscription privilege, if applicable, by check.

To be effective, any payment related to the exercise of a basic subscription right and over-subscription privilege, if applicable, must be received by the subscription agent and clear prior to the Expiration Date, unless delivery of the subscription rights certificate is effected pursuant to the guaranteed delivery procedures described herein. You are solely responsible for all bank or similar fees and charges related to payment by check.

IF YOU SUBMIT YOUR SUBSCRIPTION RIGHTS CERTIFICATE OR NOTICE OF GUARANTEED DELIVERY PRIOR TO THE EXPIRATION DATE, BUT FAIL TO SUBMIT PAYMENT BEFORE THE EXPIRATION DATE, YOUR EXERCISE WILL BE NULL AND VOID AND YOUR BASIC SUBSCRIPTION RIGHTS AND OVER-SUBSCRIPTION PRIVILEGE, IF APPLICABLE, WILL EXPIRE AND BE WORTHLESS.

For additional information, please see “Description of the Rights Offering – Payment Methods – Stockholders of Record.”

What form of payment is required to purchase the common stock offered in the Rights Offering if my shares are held in street name by a broker, dealer, custodian bank or other nominee?

If your shares of common stock as of the Record Date are held in “street name” through a broker, dealer, custodian bank or other nominee, then your broker, dealer, custodian bank or other nominee is the Eligible Holder of the basic subscription rights you own and the over-subscription privilege, if applicable. You must coordinate payments through your broker, dealer, custodian bank or other nominee in accordance with their procedures and instructions.

For additional information, please see “Description of the Rights Offering – Payment Methods – Street Name Holders.”

To whom should I send my forms and payment?

If your existing shares of common stock, and therefore your basic subscription rights and over-subscription privilege, if applicable are held in “street name” through a broker, dealer, custodian bank or other nominee, then you should send the forms specified by your broker, dealer, custodian bank or other nominee, as the Eligible Holder, and payment of the aggregate subscription price to that Eligible Holder in accordance with their procedures and instructions.

If, as of the Record Date, you were the record holder of the shares of common stock, then you should complete and submit your subscription rights certificate, accompanied with payment of the aggregate subscription price, to the subscription agent and clearance of your payment before the Expiration Date of 5:00 p.m., New York City time, on September 23, 2026, unless such date is extended by us.

IF YOU SUBMIT YOUR SUBSCRIPTION RIGHTS CERTIFICATE OR NOTICE OF GUARANTEED DELIVERY PRIOR TO THE EXPIRATION DATE, BUT FAIL TO SUBMIT PAYMENT BEFORE THE EXPIRATION DATE, YOUR EXERCISE WILL BE NULL AND VOID AND YOUR BASIC SUBSCRIPTION RIGHTS AND OVER-SUBSCRIPTION PRIVILEGE, IF APPLICABLE, WILL EXPIRE AND BE WORTHLESS.

You, or if applicable, your broker, dealer, custodian bank or other nominee, as the Eligible Holder, are solely responsible for ensuring valid exercise of the basic subscription rights and over-subscription privilege, if applicable, and payment of the aggregate subscription price.

For additional information, please see “Description of the Rights Offering – Method of Exercising Subscription Rights” and “Description of the Rights Offering – Payment Methods.”

Must I pay the subscription price in cash?

Yes. You must timely pay the aggregate subscription price for the full number of shares of common stock you wish to acquire in the Rights Offering by check, so that it clears before the Expiration Date.

If the Rights Offering is not completed, will my subscription payment be refunded to me?

Yes. The subscription agent will hold all funds it receives in a segregated bank account until completion of the Rights Offering. If the Rights Offering is not completed, the subscription agent will return, without interest or penalty, as soon as practicable, all subscription payments. If you own shares in “street name,” it may take longer for you to receive payment because the payments will be returned through your nominee.

If all or a portion of my subscription is not accepted, will any excess payment of the aggregate subscription price be refunded to me?

Yes. The subscription agent will hold all funds it receives in a segregated bank account until closing or cancellation of the Rights Offering. If we do not accept all or a portion of your subscription, all excess payment of your aggregate subscription price received by the subscription agent will be returned as soon as practicable, without interest or penalty. If your shares or other eligible securities are held in “street name,” it may take longer for you to receive your payment of the subscription price because the subscription agent will return payments through the record holder of your shares.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights the information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding whether to exercise your basic subscription rights and over-subscription privilege, if applicable. You should carefully read this entire prospectus supplement, including the information under the heading “Risk Factors,” and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, which are described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

Our Company and Corporate History

Company Overview

KLX Energy Services Holdings, Inc. (“KLXE” or the “Company”) is a growth-oriented provider of diversified oilfield services to leading onshore oil and natural gas exploration and production companies operating in both conventional and unconventional plays in major active basins throughout the United States. The Company delivers mission critical oilfield services focused on drilling, completion, production and intervention activities for technically demanding wells in over 60 service and support facilities located throughout the United States.

The Company offers a complementary suite of proprietary products and specialized services that is supported by technically skilled personnel and a broad portfolio of innovative in-house manufacturing, repair and maintenance capabilities. KLXE’s primary services include coiled tubing, directional drilling, fishing, flowback, fluid pumping, hydraulic fracturing rentals, pressure control, pressure pumping, rig-assisted snubbing, special situation services, thru-tubing and wireline. KLXE’s primary rentals include accommodation units, blow out preventers, downhole tools, hydraulic fracturing stacks and tubulars. KLXE’s primary product offering includes a suite of proprietary dissolvable and composite plugs along with casing equipment, float equipment, inflatables, liner hangers and stage cementing tools.

Corporate Information

We were incorporated in Delaware on June 28, 2018 and serve as the holding company for our operating subsidiaries. KLX Energy Services LLC, our principal operating subsidiary, started operations in 2013. Our headquarters are located at 3040 Post Oak Boulevard, 15th Floor, Houston, Texas 77056, and our telephone number is (832) 844-1015. Our website address is http://www.klx.com. References to our website are provided as a convenience and do not constitute, and should not be deemed, an incorporation by reference of the information contained on, or available through, the website, and such information should not be considered part of this prospectus supplement.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined under Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”). We may continue to be a smaller reporting company if either (i) the market value of our common stock held by non-affiliates was less than $250 million on the last business day of our most recently completed second fiscal quarter or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates was less than $700 million on the last business day of our most recently completed second fiscal quarter. For so long as we remain a smaller reporting company, we are permitted and may rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

The Rights Offering

This summary highlights the information contained elsewhere in this prospectus supplement and the accompanying prospectus and certain other information relating to the Rights Offering. You should carefully read the following summary together with the more detailed description of the terms of the Rights Offering contained elsewhere in this prospectus. Please see “Description of the Rights Offering.”

Securities Offered	We are distributing transferable basic subscription rights, at no charge and on a pro rata basis, to all Eligible Holders. The shares of common stock issuable upon exercise of the basic subscription rights and over-subscription privilege, if applicable, will be rounded down to the nearest whole number. As a result, we may not issue the full number of shares authorized for issuance in connection with the Rights Offering. The subscription rights will be listed for trading on Nasdaq until the close of trading on the Expiration Date.

Basic Subscription Right	Each Eligible Holder will receive one basic subscription right to purchase shares of our common stock for each share of our common stock, or each share of common stock underlying a Participating Warrant, as applicable, owned by such holder on the Record Date. Each whole basic subscription right will allow its Eligible Holder to subscribe for 3.885 shares of common stock, rounded down to the nearest whole share, at the Subscription Price. Eligible Holders may exercise some or all of their basic subscription rights or may choose not to exercise their basic subscription rights. No holder (other than the Backstop Parties) may exercise subscription rights that would result in such holder, together with its affiliates and persons acting in concert with such holder, exceeding the 9.995% Ownership Limitation. See “Description of the Rights Offering – Escrow Protection Mechanics.”

Over-Subscription Privilege	If you fully exercise your basic subscription rights and other Eligible Holders do not fully exercise their basic subscription rights, you will have an over-subscription privilege that entitles you to purchase, at the same subscription price, additional shares of common stock that remain unsubscribed at the Expiration Date. If an insufficient number of shares of common stock are available to fully satisfy all over-subscription requests, the available shares of common stock issuable will be distributed proportionately among Eligible Holders who exercise their over-subscription privilege, based on the number of shares each Eligible Holder subscribed for under the basic subscription right. The available shares of common stock will be distributed proportionately until either all shares of common stock have been allocated or all exercises of the over-subscription privilege have been fulfilled, whichever occurs earlier. Your ability to purchase shares of common stock pursuant to the over-subscription privilege is also subject to the 9.995% Ownership Limitation described above under “Are there any limits on the number of shares of common stock I may own as a result of participating in the Rights Offering?”

Subscription Price	The Subscription Price per share of common stock is $1.49. To be effective, payment of the aggregate subscription price related to the exercise of basic subscription rights and over-subscription privilege, if applicable, must be received and must clear prior to the Expiration Date.

Record Date	5:00 p.m., New York City time, on August 21, 2026.

Expiration Date	5:00 p.m., New York City time, on September 23, 2026.

Subscription Period	The basic subscription rights and over-subscription privilege, if applicable, may be exercised at any time during the rights offering period, which will commence on August 24, 2026, and will expire at 5:00 p.m., New York City time, on September 23, 2026, unless we extend such period. Subscription rights that are not exercised by the Expiration Date will expire and will have no value. Up to $94.0 million of the remaining shares shall be purchased by the Backstop Parties through the Backstop Exchange pursuant to the Backstop Agreement, subject to the terms thereof.

Use of Proceeds	We intend to use up to $31.0 million of any gross cash proceeds we receive in connection with the Rights Offering to pay fees and expenses in connection with the Rights Offering and for general corporate purposes. We intend to use any Excess Proceeds to redeem the 2030 Notes at a redemption price equal to 100% of the principal amount of 2030 Notes redeemed, plus accrued and unpaid interest. Pursuant to the Backstop Agreement, the Backstop Commitment will be reduced dollar for dollar on a pro rata basis to the extent of any Excess Proceeds. Accordingly, upon completion of the Backstop Exchange and/or the Redemption, the outstanding principal amount of the 2030 Notes is expected to be reduced by $94.0 million regardless of the level of participation in the Rights Offering.

No Fractional Shares	No fractional shares of common stock will be issued upon the exercise of any basic subscription rights and over-subscription privilege, if applicable, in this Rights Offering. All fractional shares will be rounded down to the nearest whole share.

Brokerage Account Stockholders	If you are a beneficial owner of shares of common stock that are registered in the name of a broker, dealer, custodian bank or other nominee, and you wish to participate in the Rights Offering, you should immediately instruct your broker, dealer, custodian bank or other nominee to exercise your basic subscription rights and over-subscription privilege, if applicable, on your behalf and deliver all required documents and payment before the Expiration Date.

Procedure for Exercising Subscription Rights	The basic subscription rights and over-subscription privilege, if applicable, may be exercised at any time during the rights offering period, which commences on August 24, 2026.

If you are an Eligible Holder, to exercise your basic subscription rights and over-subscription privilege, if applicable, you must prior to the Expiration Date (i) properly complete and submit the subscription rights certificate distributed by the subscription agent and (ii) deliver the full subscription price for each share of common stock for which you subscribe under the basic subscription rights and over-subscription privilege, if applicable, to the subscription agent, Computershare. You are solely responsible for submitting the subscription rights certificate and payment of the aggregate subscription price. You should allow sufficient time for submission of your subscription rights certificate and payment of the aggregate subscription price to the subscription agent so that the subscription agent receives them prior to the Expiration Date.

If you wish to exercise subscription rights, but you do not have sufficient time to deliver the subscription rights certificate evidencing your subscription rights to the subscription agent before the Expiration Date, you may exercise your subscription rights by guaranteed delivery procedures described under “Description of the Rights Offering – Guaranteed Delivery Procedures.”

If your shares are held in the name of a broker, dealer, custodian bank or other nominee, you must provide instructions to that broker, dealer, custodian bank or other nominee in accordance with their procedures. Your broker, dealer, custodian bank or other nominee may establish a submission deadline that is before the Expiration Date. We assume no responsibility in respect of the timely administration of your broker, dealer, custodian bank or other nominee to perform its obligations on your behalf.

We reserve the right to reject any or all subscriptions not properly or timely submitted or completed or the acceptance of which would, in the opinion of our counsel, be unlawful.

IF YOU SUBMIT YOUR SUBSCRIPTION RIGHTS CERTIFICATE OR NOTICE OF GUARANTEED DELIVERY PRIOR TO THE EXPIRATION DATE, BUT FAIL TO SUBMIT PAYMENT BEFORE THE EXPIRATION DATE, YOUR EXERCISE WILL BE NULL AND VOID AND YOUR BASIC SUBSCRIPTION RIGHTS AND OVER-SUBSCRIPTION PRIVILEGE, IF APPLICABLE, WILL EXPIRE AND BE WORTHLESS.

For details regarding the procedures and requirements for exercising your subscription rights, please see “Description of the Rights Offering – Method of Exercising Subscription Rights” and “Description of the Rights Offering – Payment Methods” herein for more information.

Payment Adjustments

If you send a payment that is insufficient to purchase the number of shares requested, or if the number of shares requested is not specified in the subscription rights certificate, the payment received will be applied to exercise your basic subscription rights to the extent of the payment. If the payment exceeds the amount necessary for the full exercise of your basic subscription rights and over-subscription privilege, if applicable, the excess will be returned to you as soon as practicable. If the number of shares of common stock remaining after the exercise of all basic subscription rights is not sufficient to satisfy all requests for shares pursuant to the over-subscription privilege, you will be allocated additional shares in the proportion that the number of shares you purchased through the basic subscription rights bears to the total number of shares that all Eligible Holders exercising over-subscription privileges purchased through the basic subscription rights. Any excess payments resulting from such proration will be returned to you as soon as practicable after the Expiration Date. You will not receive any interest nor any deduction on any payments refunded to you under the Rights Offering.

Shares of Common Stock Issued and Outstanding as of the Record Date and Shares of Common Stock Issued and Outstanding After Completion of the Rights Offering	As of the Record Date, there were 21,428,722 shares of our common stock and 174,104 shares of common stock underlying Participating Warrants issued and outstanding. We are offering basic subscription rights exercisable for 83,876,809 shares of common stock in the Rights Offering. To the extent that this number of shares is not issued in the Rights Offering, up to $94.0 million of any shortfall will be issued to the Backstop Parties pursuant to the Backstop Exchange. We expect to issue between 63.7 million and 84.5 million shares of common stock in connection with the Rights Offering and any Backstop Exchange. Based on the number of shares issued and outstanding as of the Record Date, we expect that between 85.1 million and 105.9 million shares of common stock will be issued and outstanding following the completion of the Rights Offering and/or the Backstop Exchange.

Subscription Ratio	Each whole basic subscription right will allow the Eligible Holder to subscribe for 3.885 shares of common stock, rounded down to the nearest whole share, at the Subscription Price. If you exercise your basic subscription rights in full, you will have an over-subscription privilege to purchase additional shares of common stock that remain unsubscribed at the Expiration Date, subject to the availability and allocation of shares of common stock among Eligible Holders exercising their over-subscription privileges as further described in this prospectus supplement, subject to the 9.995% Ownership Limitation. To the extent that any portion of the basic subscription rights remain unexercised following the expiration of the rights offering period, the Backstop Parties shall purchase up to $94.0 million of the remaining shares through the Backstop Exchange.

Transferability	The basic subscription rights and over-subscription privilege, if applicable, may be sold, transferred or assigned. The subscription rights will be listed for trading on Nasdaq until the close of trading on the Expiration Date. See “Description of the Rights Offering – Transferability of Basic Subscription Rights and Over-subscription Privilege” for additional information.

No Obligation to Participate in the Rights Offering	You are under no obligation to exercise your basic subscription rights and over-subscription privilege, if applicable, to subscribe for any shares of common stock in the Rights Offering. If you choose not to participate in the Rights Offering, you do not have to take any special action to decline to participate.

Backstop Commitment	We have entered into a Backstop Agreement with the Backstop Parties, pursuant to which the Backstop Parties have committed to backstop $94.0 million of the Rights Offering, which shall be reduced dollar for dollar on a pro rata basis to the extent the Rights Offering results in gross proceeds that exceed $31.0 million (any such proceeds, “Excess Proceeds”). The Backstop Parties will purchase such remaining shares through the Backstop Exchange at the Subscription Price, with 2030 Notes exchanged at 100% of principal amount plus accrued interest. However, pursuant to the Backstop Agreement, no Backstop Party will be issued common stock to the extent such Backstop Party, together with its affiliates, would own more than 30% of the Company’s outstanding common stock on a fully diluted basis after giving effect to the Rights Offering and the Backstop Exchange. Please see “Description of the Backstop Commitment.”

No Revocation of Exercise by Eligible Holders	All exercises of the basic subscription rights and over-subscription privilege, if applicable, are irrevocable by the Eligible Holder, even if you later learn information about us that you consider unfavorable or our stock price declines. You should not exercise your basic subscription rights and over-subscription privilege, if applicable, unless you are certain that you wish to purchase the shares of common stock offered pursuant to this Rights Offering.

Conditions Precedent to the Rights Offering	The Rights Offering and the Backstop Exchange are subject to the satisfaction of various closing conditions, including the accuracy of representations and warranties, compliance with covenants, and execution of ancillary documents.

Extension; Amendment; Cancellation	We reserve the right, in our sole and absolute discretion, to amend, extend or cancel the Rights Offering at any time for any reason prior to the Expiration Date; provided that any amendment to the terms of the Backstop Agreement or the Backstop Exchange shall require the advance written consent of the Backstop Parties. If the Rights Offering is canceled, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable to those Eligible Holders who subscribed for shares in the Rights Offering.

Any extension, amendment or cancellation will be followed promptly by a public announcement thereof which, in the case of an extension, will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. For more information regarding extensions, amendments or the cancellation of the Rights Offering, please see “Description of the Rights Offering – Amendment, Withdrawal and Termination.”

No Board Recommendation	Our Board is making no recommendation regarding the exercise of your basic subscription rights and over-subscription privilege, if applicable. Further, we have not authorized anyone to make any recommendation. You are urged to make your own decision whether to exercise your basic subscription rights and over-subscription privilege, if applicable, based on your own assessment of our business and the Rights Offering. Please see “Risk Factors.”

Issuance of Stock	All shares of common stock that you purchase in the Rights Offering will be issued in book-entry, or uncertificated, form. When issued, the shares will be registered in the name of the Eligible Holder. As soon as practicable after the expiration of the Rights Offering, the subscription agent will arrange for the issuance of the shares of common stock purchased in the Rights Offering. Subject to state securities laws and regulations, we have the discretion to delay distribution of any shares you may have elected to purchase by exercise of your basic subscription rights and over-subscription privilege, if applicable, in order to comply with state securities laws.

Risk Factors	Eligible Holders should carefully read and consider the information set forth in “Risk Factors” beginning on page S-23 of this prospectus supplement, together with the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, before making a decision to invest in our common stock.

Market for Common Stock and Subscription Rights	Our common stock trades on Nasdaq under the symbol “KLXE.” The subscription rights will be listed for trading on Nasdaq under the symbol “KLXER” until the close of trading on the Expiration Date.

U.S. Federal Income Tax Consequences

For U.S. federal income tax purposes, we intend to take the position that a Holder (as defined in “Material United States Federal Income Tax Consequences”) should not recognize taxable income as a result of the receipt or exercise of basic subscription rights. However, the authorities governing transactions such as this Rights Offering are complex and unclear in certain respects (including with respect to the effects of the over-subscription privilege) and a Holder’s receipt of basic subscription rights may be treated as a taxable distribution. For further information, please see “Risk Factors – Risks Related to the Rights Offering – The receipt of basic subscription rights may be treated as a taxable distribution to you” and “Material United States Federal Income Tax Consequences.” Eligible Holders should consult their own tax advisors as to their particular tax consequences resulting from the receipt, exercise, expiration and disposition of basic subscription rights issued pursuant to the Rights Offering and the ownership and disposition of shares of common stock received as a result of the exercise of such basic subscription rights (and over-subscription privilege, if applicable).

Subscription Agent	Computershare Trust Company, N.A.

Information Agent	InvestorCom LLC

Questions	Questions regarding the Rights Offering should be directed to the information agent at (877) 972-0090 or via email at info@investor-com.com. For a more complete description of the Rights Offering, please see “Description of the Rights Offering.”

RISK FACTORS

Exercising your basic subscription rights and over-subscription privilege, if applicable, to purchase our common stock in this Rights Offering involves a high degree of risk. Before you decide to exercise your basic subscription rights and over-subscription privilege, if applicable, and invest in our common stock, you should carefully consider the risks and uncertainties described below and those described in the filings we make with the SEC from time to time that are incorporated by reference herein in their entirety, including the risks and uncertainties set forth under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent SEC filings.

Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future. In any such case, the trading price of our common stock could decline, and you may lose all or part of the money you paid to exercise your basic subscription rights and over-subscription privilege, if applicable, and purchase our common stock.

Risks Related to the Rights Offering

The Rights Offering may not be consummated on the terms described herein, or at all, and the anticipated benefits of the Rights Offering may not be realized.

There can be no assurance that the Rights Offering will be consummated on the terms described herein or at all, or that the anticipated benefits of the Rights Offering, including deleveraging of the Company’s balance sheet, will be realized. If the Rights Offering is not completed, we may not have sufficient liquidity to meet our obligations as they become due or to comply with the covenants in our debt instruments, and we may need to pursue alternative financing or restructuring transactions on terms that may be less favorable to the Company and its stockholders. Additionally, the consummation of the Rights Offering is subject to prevailing market conditions, and holders of record may not exercise their subscription rights to purchase common stock if the trading price of the common stock is below the subscription price. While the Backstop Parties have committed to purchase unsubscribed shares through the Backstop Exchange, such purchases would be made through an exchange of 2030 Notes for common stock rather than through the payment of cash, and would not bring additional cash proceeds to the Company.

We have invested and will continue to invest significant time, attention and resources, and incur significant expenses, in connection with the Rights Offering and the Backstop Commitment. These investments and expenses may not return adequate value if the Rights Offering and the Backstop Commitment are ultimately not consummated or are unsuccessful.

We estimate that we will incur approximately $5.0 million in expenses in connection with the Rights Offering and Backstop Commitment. We will incur most, if not all, of these expenses even if the Rights Offering is not ultimately consummated or is unsuccessful or the Backstop Commitment contemplated by the Backstop Agreement is not consummated. If we are unable to sell sufficient shares of common stock in the Rights Offering, our offering-related expenses may exceed the gross proceeds.

Furthermore, preparations for the Rights Offering and the Backstop Commitment have been time-consuming and a diversion of management’s attention and resources. If the Rights Offering and Backstop Commitment are ultimately not consummated or are otherwise unsuccessful, we could suffer an adverse impact on our reputation, lose opportunities to pursue certain other financing alternatives that may have been otherwise available to us and may need to seek other capital-raising alternatives.

The Subscription Price determined for the Rights Offering may not be indicative of the fair value of our common stock.

The Subscription Price was established by our Board based on several considerations including, but not limited to, those described under “Description of the Rights Offering – Reasons for the Rights Offering”. On August 7, 2026, the date prior to the announcement of the Rights Offering, the last reported sale price of our common stock was $2.06 per share. The Subscription Price does not necessarily bear any relationship to the book value of our assets, net worth, past operations, cash flows, losses, financial condition or any other established criteria for fair value, or to the market price of our common stock.

Further, the market price of our common stock could decline during or after the Rights Offering, and you may not be able to sell shares of our common stock purchased in the Rights Offering at a price equal to or greater than the price you paid, or at all. We do not currently intend to change the subscription price in response to fluctuations in the trading price of shares of our common stock, if any, prior to the closing of the Rights Offering.

If you do not fully exercise your subscription rights, your proportionate voting interest will be reduced and your relative ownership interest in the Company will be diluted.

If no Eligible Holders participate in the Rights Offering, we expect to issue approximately 63.7 million shares of common stock to the Backstop Parties pursuant to the Backstop Exchange and zero shares of common stock to Eligible Holders. If the Rights Offering is fully subscribed, we expect to issue 83.9 million shares of common stock to Eligible Holders and zero shares of common stock to the Backstop Parties.

If you choose not to fully exercise your subscription rights prior to the expiration of the Rights Offering, your proportionate voting interest may be reduced and your relative ownership interest in the Company will be diluted.

The ownership interest in the Company by Eligible Holders who exercise their over-subscription privilege will increase relative to Eligible Holders who do not fully participate in the Rights Offering.

Each Eligible Holder will have the option to exercise its over-subscription privilege; provided that such Eligible Holder fully exercises its basic subscription rights. If Eligible Holders do not exercise their basic subscription rights in full and other Eligible Holders exercise their over-subscription privilege, then the ownership in the Company by Eligible Holders exercising such over-subscription privilege will increase relative to the ownership in the Company by Eligible Holders who do not fully participate in the Rights Offering.

We may amend the terms of the Rights Offering at any time prior to the Expiration Date.

We may, in our sole and absolute discretion, amend the terms of the Rights Offering at any time prior to the Expiration Date and for any reason; provided that any amendment to the terms of the Backstop Agreement or the Backstop Exchange shall require the advance written consent of the Backstop Parties. The terms of the Rights Offering cannot be modified or amended after the Expiration Date, as may be extended from time to time.

Our Board of Directors is not making any recommendation regarding the exercise of your basic subscription rights and over-subscription privilege, if applicable, and we did not receive a fairness opinion from a financial advisor in determining the subscription price or the terms of the Rights Offering.

Our Board is not making any recommendation regarding the exercise of your basic subscription rights and over-subscription privilege, if applicable. In addition, we did not receive a fairness opinion from a financial advisor in determining the subscription price or the terms of the Rights Offering. Eligible Holders who exercise their basic subscription rights and over-subscription privilege, if applicable, risk investment loss on new money invested. The trading price for our common stock may not be above the subscription price at the time of exercise or at the Expiration Date and anyone purchasing shares at the subscription price may not be able to sell those shares in the future at the same price or a higher price. You are urged to make your own decision whether to exercise your basic subscription rights and over-subscription privilege, if applicable, based on your own assessment of our business and the Rights Offering.

Because you may not revoke or change the exercise of your basic subscription rights and over-subscription privilege, if applicable, you could be committed to buying shares above the prevailing trading price at the time the Rights Offering is completed.

Once you exercise your basic subscription rights and the over-subscription privilege, if applicable, you may not revoke or change your exercise. The trading price of our common stock may decline after you exercise your basic subscription rights and over-subscription privilege, if applicable. If you exercise your basic subscription rights and over-subscription privilege, if applicable, and, following such exercise, the trading price of our common stock decreases below the Subscription Price, you will have committed to buying shares of our common stock at a price above the prevailing trading price and could have an immediate unrealized loss. The trading price of our common stock may not equal or exceed the Subscription Price at the time of exercise or at the Expiration Date or thereafter.

If we terminate this Rights Offering for any reason, we will have no obligation to you other than to return subscription monies.

We may decide, in our sole and absolute discretion and for any reason, to cancel or terminate the Rights Offering at any time prior to the Expiration Date. If the Rights Offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable, to those Eligible Holders who subscribed for shares in the Rights Offering. We will notify you of any such cancellation by issuing a press release. If we terminate the Rights Offering and you have not exercised any basic subscription rights, your basic subscription rights will expire and be worthless.

You may not be able to resell any shares of our common stock that you acquire pursuant to the Rights Offering immediately upon expiration of the Rights Offering subscription period.

If you participate in the Rights Offering, you may not be able to resell the common stock acquired from such participation until you, or your broker, custodian bank or other nominee, if applicable, have received those shares. Moreover, you will have no rights as a stockholder of the shares you purchased in the Rights Offering until we issue the shares to you. Although the subscription agent will endeavor to issue the shares as soon as practicable after completion of the Rights Offering, including after all necessary calculations have been completed, there may be a delay between the Expiration Date of the Rights Offering and the time that the shares are issued.

You may not receive all or any of the shares of common stock for which you subscribe in the Rights Offering.

While we are distributing to each Eligible Holder one basic subscription right for each share of common stock held as of the Record Date, or each share of common stock underlying a Participating Warrant, as applicable, no fractional shares will be issued upon the exercise of basic subscription rights and the over-subscription privilege, if applicable. Accordingly, any fractional share of common stock will be rounded down to the nearest whole share. As a result of this rounding, we cannot guarantee that you will receive the entire amount of common stock for which you subscribed.

In addition, we are not making the Rights Offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any shares of common stock from Eligible Holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal, state or foreign laws or regulations from accepting or exercising the basic subscription rights and over-subscription privilege, if applicable. We may delay the commencement of the Rights Offering in those states or other jurisdictions, or change the terms of the Rights Offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those jurisdictions. Subject to state or foreign securities laws and regulations, we also have the discretion to delay allocation and distribution of any common stock you may elect to purchase in the Rights Offering in order to comply with state or foreign securities laws. We may decline to make modifications to the terms of the Rights Offering requested by those jurisdictions, in which case, if you are a resident in those jurisdictions or if you are otherwise prohibited by federal, state or foreign laws or regulations from accepting or exercising the basic subscription rights and over-subscription privilege, if applicable, you will not be able to participate in the Rights Offering.

You will not receive interest on subscription funds, including any funds ultimately returned to you if we are unable to consummate the Rights Offering or it is otherwise unsuccessful.

To exercise your basic subscription rights and over-subscription privilege, if applicable, you will be required to deliver the completed subscription rights certificate to the subscription agent along with your aggregate subscription price payment for the common stock. You will not earn any interest on your payment while it is being held by the subscription agent pending the closing of the Rights Offering, even if we amend the terms of the Rights Offering to extend the Rights Offering period. If we cancel the Rights Offering, neither we nor the subscription agent will have any obligation with respect to the basic subscription rights and over-subscription privilege, if applicable, except to return to you, without interest or penalty, any payment of the subscription price that you have made.

You will only be able to transfer your subscription rights for a short period of time.

Your basic subscription rights and over-subscription privilege, if applicable, will be listed for trading on Nasdaq under the symbol “KLXER” until the close of trading on the Expiration Date. It can take up to five business days for: (i) the transfer instructions to be received and processed by the subscription agent; (ii) a new subscription rights certificate to be issued and transmitted to the transferee or transferees with respect to transferred subscription rights and to the transferor with respect to retained subscription rights, if any; and (iii) the subscription rights evidenced by such new subscription rights certificate to be exercised or sold by the recipients thereof. If you fail to transfer your subscription rights in enough time to allow for the transfer process to be completed, you will not be able to transfer your subscription rights. Neither we nor the subscription agent shall have any liability to a transferee or transferor of subscription rights if subscription rights certificates are not received in time for exercise prior to the Expiration Date or sale prior to the day immediately preceding the Expiration Date. For more information, see the section entitled “Description of the Rights Offering – Transferability of Basic Subscription Rights and Over-subscription Privilege.”

No prior market exists for the subscription rights, and a liquid and reliable market for the subscription rights may not develop.

The subscription rights are a new issue of securities with no established trading market. The subscription rights are transferable until the close of trading on the Expiration Date. Unless exercised, the subscription rights will cease to have any value following the Expiration Date. We are not responsible if you elect to sell your subscription rights and no public or private market exists to facilitate the purchase of subscription rights. In such event, the subscription rights will expire and will no longer be exercisable or transferable. See “Description of the Rights Offering – Transferability of Basic Subscription Rights and Over-subscription Privilege.”

Certain of the Backstop Parties may acquire a significant ownership position and governance rights in the Company, which may allow them to exert significant influence over corporate matters.

Under the Backstop Agreement, the Backstop Parties have committed, severally and not jointly, to purchase from the Company up to $94.0 million of any shares of common stock not otherwise sold in the Rights Offering through an exchange of their 2030 Notes for shares of common stock at the Subscription Price, subject to the 30% Ownership Limitation. If gross proceeds from the Rights Offering are $31.0 million or less, we expect to issue approximately 63.7 million shares of common stock to the Backstop Parties pursuant to the Backstop Exchange, and we expect that Cross Ocean and Whitebox would hold approximately 28.3% and approximately 16.5% of our common stock, respectively, based on the number of shares of common stock reported to us as owned by Cross Ocean and Whitebox as of a recent date and the number of shares of common stock outstanding as of the Record Date.

As a result of their potential substantial ownership of our capital stock following the Rights Offering, Cross Ocean and/or Whitebox may be able to significantly influence matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, such as a merger or other sale of our Company or our assets. This concentration of ownership may limit the ability of other stockholders to influence corporate matters and may cause us to make strategic decisions that could involve risks to you or that may not be aligned with your interests. This control may adversely affect the market price of our common stock.

In addition, effective as of the closing of the Backstop Exchange, Cross Ocean and Whitebox will each have the right to designate one Designated Director for appointment to the Board, subject to certain eligibility requirements; as long as such Designating Holder (together with its controlled affiliates) holds at least 10% of the Company’s outstanding common stock after giving effect to the closing of the Backstop Exchange. The Company agreed to use its reasonable best efforts to cause each Designated Director to be appointed to the Board effective as of the closing. Each Designating Holder will have the right to have its Designated Director nominated for election as a director at each subsequent annual meeting of stockholders of the Company and included among the slate of nominees recommended by the Board for election at each such annual meeting of stockholders for so long as such Designating Holder (together with its controlled affiliates) continues to beneficially own at least 7.5% of the Company’s outstanding common stock.

The receipt of basic subscription rights may be treated as a taxable distribution to you.

We intend to take the position that the distribution of basic subscription rights to Holders (as defined in “Material United States Federal Income Tax Consequences”) should be treated, for U.S. federal income tax purposes, as a non-taxable distribution under Section 305(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations promulgated thereunder. However, the authorities governing transactions such as this Rights Offering are complex and do not speak directly to the consequences of certain aspects of this Rights Offering, including, for example, the effects of the over-subscription privilege. Our position regarding the tax-free treatment of the basic subscription rights distribution is not binding on the Internal Revenue Service (the “IRS”), or the courts. If this position is finally determined by the IRS or a court to be incorrect, whether on the basis that the issuance of the basic subscription rights is a “disproportionate distribution” under Section 305 of the Code or otherwise, the fair market value of the basic subscription rights would be taxable to Holders as a dividend to the extent of the Holder’s pro rata share of our current or accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain.

Eligible Holders are urged to consult with their own tax advisors regarding the tax consequences of the Rights Offering applicable to their tax situations. Please see “Material United States Federal Income Tax Consequences.”

The Rights Offering could impair or limit our net operating loss (“NOL”) carryforwards.

Section 382 and Section 383 of the Code generally impose an annual limitation on the amount of U.S. federal net operating loss (“NOL”) and other tax attributes that may be used to offset taxable income when a corporation has undergone an “ownership change” (as determined under Section 382 of the Code). Under those Sections of the Code, if a corporation undergoes an ownership change, the corporation’s ability to use its pre-ownership change NOL carryforwards and other tax attributes may be substantially limited. An ownership change generally occurs if one or more stockholders (or groups of stockholders) who are each deemed to own at least 5% of such corporation’s stock change their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period.

If a corporation experiences an ownership change, the corporation’s pre-ownership change NOL carryforwards and other tax attributes would be subject to an annual limitation under Section 382 of the Code and Section 383 of the Code (as applicable), determined by multiplying the value of the corporation’s stock at the time of the ownership change by the applicable long-term tax-exempt rate in effect during the month in which the ownership change occurs, subject to certain adjustments, which could result in a portion of the corporation’s tax attributes expiring prior to their utilization. Any unused annual limitation may be carried over to later years.

We experienced an ownership change during 2020. If we experience a subsequent ownership change (including as a result of the Rights Offering), our pre-ownership change NOL carryforwards and other tax attributes may be further limited. Any such ownership changes and resulting limitations under Section 382 and 383 of the Code may result in us paying more taxes than if we were able to utilize our NOL carryforwards and other tax attributes, which would adversely affect our financial position, results of operations and cash flows.

Risks Related to our Common Stock

The trading price of our common stock has been, and may continue to be, highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control, before or after the Rights Offering subscription period.

The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of companies. The price of our common stock may decline after you have elected to exercise your basic subscription rights and over-subscription privilege, if applicable. If that occurs, you may have irrevocably committed to buy shares of our common stock at a price greater than the prevailing market price, or at a greater premium to the prevailing market price than you intended. As a result of this volatility, you may not be able to sell your common stock at or above the price you paid in the Rights Offering, and you may lose some or all of your investment.

Future sales of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock.

Sales of substantial amounts of our subscription rights and our common stock in the public market, and the availability of shares of our common stock for future sale, could cause the market price of our common stock to remain low for a substantial amount of time. We cannot foresee the impact of such potential sales on the market, but it is possible that if a significant percentage of such available shares of common stock and subscription rights were attempted to be sold within a short period of time, the market for shares of our common stock and the subscription rights would be adversely affected. Even if a substantial number of sales do not occur within a short period of time, the mere existence of this “market overhang” could have a negative impact on the market for our common stock and the subscription rights and our ability to raise additional capital.

Pursuant to the Registration Rights Agreement to be entered into with the Backstop Parties at closing, we have agreed to file a registration statement providing for the resale by the Backstop Parties of the shares of common stock issued to the Backstop Parties in this Rights Offering and the Backstop Exchange within 45 days following the Backstop Parties’ request. If gross proceeds from the Rights Offering are $31.0 million or less, we expect to issue approximately 63.7 million shares of common stock to the Backstop Parties pursuant to the Backstop Exchange. Such shares may be immediately resold in the public market following the effectiveness of such registration statement. Any disposition by the Backstop Parties or any other substantial stockholders of our common stock in the public market, or the perception that such dispositions could occur, could create an overhang and adversely affect prevailing market prices of our common stock.

If securities analysts do not publish research or reports about our business or if they publish negative evaluations of our stock, the price of our stock could decline.

The trading market for our common stock will rely, in part, on the research and reports that industry or financial analysts publish about us or our business. There can be no assurance that existing analysts will continue to cover us or that new analysts will begin to cover us. There is also no assurance that any covering analyst will provide favorable coverage. A lack of research coverage or adverse coverage may negatively impact the market price of our common stock. In addition, if one or more of the analysts covering our business downgrade their evaluations of our stock or the stock of other companies in our industry, the price of our stock could decline.

You may experience future dilution as a result of future equity offerings or other issuances of our shares of common stock.

In order to raise additional capital, we may in the future offer additional shares of our common stock or securities convertible into or exchangeable for our common stock at prices that may not be the same as the price you paid in the Rights Offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by you in the Rights Offering, and investors purchasing shares or other securities in the future could have rights superior to those purchased by you in the Rights Offering. Sales of additional shares of our common stock or securities convertible into shares of common stock will dilute your ownership in us.

The Company will have broad discretion in determining how the net proceeds from the Rights Offering will be used.

While we currently intend to use the first $31.0 million of gross cash proceeds from the Rights Offering to pay fees and expenses in connection with the Rights Offering and for general corporate purposes, we will have broad discretion in determining how such proceeds will be used. In addition, while we currently intend to use any Excess Proceeds to redeem the 2030 Notes, we are not contractually obligated to do so. Our flexibility in the use of the net proceeds may result in increased risks to the investors in our common stock, as our stockholders may not agree with the manner in which we choose to allocate and spend the net proceeds.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We do not intend to declare or pay cash dividends on our capital stock and we currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future, and investors seeking cash dividends should not purchase shares of our common stock.

USE OF PROCEEDS

We intend to use up to $31.0 million of gross cash proceeds we receive in connection with the Rights Offering to pay fees and expenses in connection with the Rights Offering and for general corporate purposes.

We intend to use any gross proceeds in excess of $31.0 million (“Excess Proceeds”) to redeem the 2030 Notes at a redemption price equal to 100% of the principal amount of 2030 Notes redeemed, plus accrued and unpaid interest (the “Redemption”). To the extent any shares of common stock remain unsubscribed following the exercise of subscription rights in the Rights Offering, the Backstop Parties have committed to purchase their respective Backstop Commitment amounts through an exchange of their 2030 Notes (at 100% of the principal amount thereof plus accrued and unpaid interest) for shares of common stock at the Subscription Price. Pursuant to the Backstop Agreement, the Backstop Commitment will be reduced dollar for dollar on a pro rata basis to the extent of any Excess Proceeds. Accordingly, upon completion of the Backstop Exchange and/or the Redemption, the outstanding principal amount of the 2030 Notes is expected to be reduced by $94.0 million regardless of the level of participation in the Rights Offering.

The 2030 Notes have a stated maturity date of March 12, 2030. The 2030 Notes bear interest at a floating rate per annum equal to Term SOFR (as defined in the indenture governing the 2030 Notes) plus an applicable margin ranging from 8.00% to 8.50% per annum, depending on the Company’s secured net leverage ratio. The Company also has the option to pay interest in kind at a rate equal to 1.00% per annum above the otherwise applicable cash interest rate.

CAPITALIZATION

The following table sets forth the Company’s cash and cash equivalents and capitalization as of June 30, 2026, as follows:

•	on an actual basis;

•	as adjusted to give effect to the Rights Offering and the Backstop Exchange, assuming Eligible Holders do not purchase any shares of common stock in the Rights Offering;

•

as adjusted to give effect to the Rights Offering, the use of proceeds therefrom as described under “Use of Proceeds,” and the Backstop Exchange, assuming Eligible Holders purchase $31.0 million of shares of common stock in the Rights Offering;

•

as adjusted to give effect to the Rights Offering, the use of proceeds therefrom as described under “Use of Proceeds,” and the Backstop Exchange, assuming Eligible Holders purchase $62.5 million of shares of common stock in the Rights Offering;

•

as adjusted to give effect to the Rights Offering, the use of proceeds therefrom as described under “Use of Proceeds,” and the Backstop Exchange, assuming Eligible Holders purchase $93.75 million of shares of common stock in the Rights Offering; and

•

as adjusted to give effect to the Rights Offering, the use of proceeds therefrom as described under “Use of Proceeds,” and the Backstop Exchange, assuming Eligible Holders purchase all $125.0 million of shares of common stock in the Rights Offering.

The table below is unaudited and should be read in conjunction with, and is qualified in its entirety by reference to, “Use of Proceeds” and our consolidated financial statements and related notes incorporated by reference herein.

	As of June 30, 2026
(Dollars in Millions)	Actual	Zero Stockholder Participation(1)	$31.0 Million Stockholder Participation(2)	$62.5 Million Stockholder Participation(3)	$93.75 Million Stockholder Participation(4)	$125.0 Million Stockholder Participation(5)
Cash and Cash Equivalents	$7.9	$2.9	$33.9	$33.6	$33.3	$33.0
Long-Term Debt(6):
2030 Notes	$254.3	$160.3	$160.3	$160.3	$160.3	$160.3
2028 ABL Facility	56.0	56.0	56.0	56.0	56.0	56.0

Total Long-Term Debt	$310.3	$216.3	$216.3	$216.3	$216.3	$216.3
Stockholders’ equity:
Common stock	$0.2	$0.9	$1.1	$1.1	$1.1	$1.1
Additional paid-in capital	575.7	739.4	792.3	792.3	791.8	791.8
Treasury stock	(6.4)	(6.4)	(6.4)	(6.4)	(6.4)	(6.4)
Accumulated deficit	(671.9)	(750.6)	(772.8)	(773.1)	(772.9)	(773.2)

Total stockholders’ equity (deficit)	$(102.4)	$(16.7)	$14.2	$13.9	$13.6	$13.3

Total Capitalization	$207.9	$199.6	$230.5	$230.2	$229.9	$229.6

(1)

Assumes (i) 63.7 million shares of common stock are issued to the Backstop Parties in exchange for an aggregate of $94.0 million in principal amount of 2030 Notes, together with accrued and unpaid interest thereon, and (ii) zero shares of common stock are issued to Eligible Holders in the Rights Offering.

(2)

Assumes (i) 63.7 million shares of common stock are issued to the Backstop Parties in exchange for an aggregate of $94.0 million in principal amount of 2030 Notes, together with accrued and unpaid interest thereon, and (ii) 20.8 million shares of common stock are issued to Eligible Holders in the Rights Offering.

(3)

Assumes (i) 42.3 million shares of common stock are issued to the Backstop Parties in exchange for an aggregate of $62.5 million in principal amount of 2030 Notes, together with accrued and unpaid interest thereon, (ii) the Company redeems $31.5 million in principal amount of 2030 Notes for cash at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, pursuant to the Backstop Agreement and (iii) 41.9 million shares of common stock are issued to Eligible Holders in the Rights Offering.

(4)

Assumes (i) 21.2 million shares of common stock are issued to the Backstop Parties in exchange for an aggregate of $31.25 million in principal amount of 2030 Notes, together with accrued and unpaid interest thereon, (ii) the Company redeems $62.75 million in principal amount of 2030 Notes for cash at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, pursuant to the Backstop Agreement, and (iii) 62.9 million shares of common stock are issued to Eligible Holders in the Rights Offering.

(5)

Assumes (i) zero shares of common stock are issued to the Backstop Parties and the Company redeems $94.0 million in principal amount of 2030 Notes for cash at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon pursuant to the Backstop Agreement and (ii) 83.9 million shares of common stock are issued to Eligible Holders in the Rights Offering.

(6)	All outstanding amounts of indebtedness shown at principal amount and without giving effect to unamortized debt issuance costs.

DESCRIPTION OF THE RIGHTS OFFERING

The following describes the Rights Offering in general and assumes, unless specifically provided otherwise, that you are an Eligible Holder. If you hold your securities in a brokerage account or through a dealer or other nominee, please also refer to “Notice to Brokers and Nominees” below.

Before deciding whether to exercise your basic subscription rights and over-subscription privilege, if applicable, you should carefully read this prospectus supplement, including the information set forth under the heading “Risk Factors” and the information that is incorporated by reference into this prospectus supplement and the accompanying prospectus.

The Subscription Rights

We are distributing to all Eligible Holders, at no charge and on a pro rata basis, transferable basic subscription rights to purchase shares of our common stock. Each Eligible Holder will receive one basic subscription right to purchase shares of our common stock for each share of our common stock, or each share of common stock underlying a Participating Warrant, as applicable, owned by such holder on the Record Date. Each subscription right will allow such Eligible Holder to subscribe for 3.885 shares of common stock at the Subscription Price.

The shares of common stock issuable upon exercise of the basic subscription rights and over-subscription privilege, if applicable, will be rounded down to the nearest whole number. No fractional shares of our common stock will be issued upon the exercise of any basic subscription rights and the over-subscription privilege, if applicable, in this Rights Offering, and all fractional shares will be rounded down to the nearest whole share.

You may exercise any number of your basic subscription rights, or you may choose not to exercise any basic subscription rights.

The basic subscription rights will be evidenced by subscription rights held in book entry form with the subscription agent unless you hold your shares in “street name.” Basic subscription rights and the over-subscription privilege, if applicable, may be exercised at any time during the rights offering subscription period, which commences on August 24, 2026, until the Expiration Date, which is 5:00 p.m., New York City time, on September 23, 2026. You are not required to exercise any of your basic subscription rights or your over-subscription privilege, if applicable.

Following the Expiration Date, the Backstop Parties shall subscribe for and purchase up to $94.0 million of the remaining shares at the same price and on the same terms and conditions applicable to other subscribers. Please see “Description of the Backstop Commitment.”

Over-subscription Privilege

If you fully exercise your basic subscription rights and other Eligible Holders do not fully exercise their basic subscription rights, you will have an over-subscription privilege to purchase additional shares of common stock that remain unsubscribed at the Expiration Date. You are entitled to exercise your over-subscription privilege only if you exercise your basic subscription rights to purchase all of your shares of common stock in full. If you wish to exercise your over-subscription privilege, you should indicate the number of additional shares of common stock that you would like to purchase in the space provided on your subscription rights certificate, as well as the number of shares that you beneficially own without giving effect to any shares to be purchased in this Rights Offering. When you submit your subscription rights certificate, you must also send the full purchase price for the number of additional shares of common stock that you have requested to purchase pursuant to your over-subscription privilege, in addition to the payment due for shares of common stock purchased through your basic subscription rights. If the number of shares of common stock remaining after the exercise of all basic subscription rights is not sufficient to satisfy all requests for shares pursuant to the over-subscription privilege, you will be allocated additional shares in the proportion which the number of shares you purchased through the basic subscription rights bears to the total number of shares that all Eligible Holders exercising the over-subscription privilege purchased through the basic subscription rights. The subscription agent will return any excess payments without interest or deduction. As soon as practicable after the Expiration Date, the subscription agent will determine the number of shares of common stock that you may purchase pursuant to the over-subscription privilege. If you request and pay for more shares than are allocated to you, the subscription agent will refund the overpayment.

If you hold your shares of common stock in “street name” through a broker, dealer, custodian bank or other nominee and wish to exercise your over-subscription privilege through DTC’s ASOP system, such broker, dealer, custodian bank or other nominee who acts on behalf of beneficial owners will be required to certify to us and to the subscription agent as to the aggregate number of basic subscription rights exercised, and the number of shares of common stock requested through the over-subscription privilege, by each beneficial owner on whose behalf such broker, dealer, custodian bank or other nominee is acting.

Subscription Price

The Subscription Price per share of common stock is $1.49. Our Board considered a number of factors in determining the price for the Rights Offering, including:

•	the highest price per share at which the Backstop Parties were willing to backstop the Rights Offering;

•	the price at which our stockholders might be willing to participate in the Rights Offering;

•	historical and current trading prices of our common stock, including on a volume-weighted average share price basis over certain periods;

•

market data regarding the discounts to the market price of common stock at which rights offerings and other equity financings have been conducted by companies with leverage profiles and financial circumstances similar to the Company’s, including the discounts observed in rights offerings conducted in connection with Chapter 11 restructurings; and

•	input from a third-party financial advisor retained by the Company to evaluate financing alternatives.

On August 7, 2026, the date prior to the announcement of the Rights Offering, the last reported sale price of our common stock was $2.06 per share. As of the Record Date, the last reported sale price of our common stock was $1.57 per share. The Subscription Price does not necessarily bear any relationship to the book value of our assets, net worth, past operations, cash flows, losses, financial condition or any other established criteria for fair value, or to the market price of our common stock. We cannot assure you that the trading price of our common stock will not decline during or after the Rights Offering. We do not intend to change the Subscription Price or the terms of the Rights Offering in response to changes in the trading price of our common stock prior to the Expiration Date. Please see “Risk Factors – The Subscription Price determined for the Rights Offering may not be indicative of the fair value of our common stock.”

Reasons for the Rights Offering

Below is a summary of the reasons for the Rights Offering and additional background information. Our Board and members of our management team regularly review and assess our performance, prospects and financing needs, and consider a wide variety of strategic and financing alternatives that may be available. Our Board unanimously approved the Rights Offering after considering various alternatives to meet our liquidity, financial flexibility and capital needs and concluding that the Rights Offering was the appropriate alternative at this time. In reaching its determination to authorize and commence the Rights Offering, our Board considered, among other factors, the following:

•

our current capital resources and the risks, costs and uncertainties associated with our existing liquidity, including our ability to continue to operate as a going concern and comply with our debt covenants;

•

the ability to significantly reduce the Company’s overall leverage and increase liquidity through the Rights Offering and the Backstop Exchange and increase financing flexibility through the A&R Indenture;

•	the Backstop Parties’ willingness to backstop the Rights Offering;

•	the size and pricing of the Rights Offering;

•	the relative attractiveness of the Rights Offering compared to other alternatives that were believed to be reasonably available, including debt and other forms of equity financing;

•

certain other advantages associated with the Rights Offering such as reduced dilution because all Eligible Holders have the opportunity to participate on the same terms and on a pro rata basis to purchase additional shares of common stock;

•

the disadvantages associated with other forms of equity financing, such as their likely unavailability at the scale needed to achieve the amount of deleveraging the Company requires, dilution to all existing stockholders regardless of whether they participate, potential difficulty in pricing and consummating an equity financing given significant market volatility and the underwriting or placement fees typically associated with such financings;

•

the fact that our current level of leverage has constrained our ability to pursue strategic acquisitions and other growth opportunities and has increased our refinancing risk, and that the reduction in leverage resulting from the Rights Offering and the Backstop Exchange, together with the additional covenant flexibility provided by the A&R Indenture, is expected to increase our financial and operational flexibility to pursue these opportunities and to refinance our indebtedness;

•	the potential dilution to our current stockholders if they choose not to participate in the Rights Offering; and

•	the potential impact of the Rights Offering on the public float for our common stock.

The Company retained a third-party financial advisor to evaluate financing alternatives who provided input to the Board in connection with its deliberations, including advising the Board on the Backstop Commitment, Backstop Agreement and the terms of the Rights Offering and, among other actions, providing an analysis of relevant precedent transactions and their terms.

Although we believe that the Rights Offering, including if consummated with the purchase by the Backstop Parties of up to $94.0 million of the remaining shares under the Backstop Commitment, will strengthen our financial condition, our Board is not making any recommendation as to whether you should exercise your basic subscription rights and over-subscription privilege, if applicable.

Background of the Rights Offering

In January 2026, management and the Board, in consultation with the Company’s advisors, considered a range of potential alternatives to address the Company’s capital structure and reduce its leverage, including an evaluation of potential debt for equity exchange structures. In February 2026, in connection with the preparation of the Company’s Annual Report on Form 10-K and the audit thereof, stress testing of the Company’s 2026 budget raised concerns regarding the Company’s projected compliance with certain financial covenants under the indenture governing the 2030 Notes. In response, the Company negotiated and entered into a first amendment to that indenture (the “First Amendment”), which provided the Company with near-term covenant relief in exchange for warrants to purchase an aggregate of approximately 2.175 million shares of common stock at an exercise price of $0.01 per share. In connection with the negotiation of the First Amendment, the Company engaged directly with certain holders of the 2030 Notes who were represented by outside counsel and, to a lesser extent, with the remaining holders. While the First Amendment addressed the Company’s near-term covenant compliance, it did not reduce the Company’s overall leverage and longer-term covenant compliance. These considerations, together with others discussed below, informed the Board’s view that a more comprehensive transaction to reduce the Company’s leverage should be explored.

In March and April of 2026, the Board and its advisors began discussions with certain of the Backstop Parties regarding a potential transaction involving the Company’s capital structure. In May of 2026, the Company received an initial draft term sheet relating to the Rights Offering and the Backstop Exchange from representatives of certain of the Backstop Parties. Over the following weeks, the Board, management, and its advisors continued evaluating the proposed transaction, including considering the specific terms of a potential backstop arrangement, and potential alternative transactions designed to address the Company’s capital needs and to reduce leverage. The Company also evaluated the significant costs and risks of maintaining the status quo capital structure, including prior costs associated with refinancing indebtedness in 2025 and subsequent amendment for needed covenant flexibility and missed acquisition opportunities due to leverage and capital constraints, including the terms of the indenture governing the 2030 Notes. During this period, the Board met with its legal and financial advisors on multiple occasions to consider a variety of transaction issues, including (i) the structure of the proposed rights offering; (ii) treatment of the Company’s outstanding 2030 Notes, including whether additional flexibility could be provided in an amended and restated indenture for the 2030 Notes; (iii) participation by holders of the 2030 Notes; (iv) tax consequences of the rights offering; (v) potential Section 382 implications for NOL preservation; and (vi) governance considerations associated with a backstop transaction.

Between late June and early July 2026, revised term sheets continued to be exchanged among the Company and representatives of certain of the Backstop Parties. During July of 2026, management and advisors negotiated the principal transaction documents, including the Backstop Agreement, the Registration Rights Agreement, the A&R Indenture and related transaction documentation. The parties also addressed ownership and governance provisions, noteholder participation mechanics, transaction execution issues and tax matters.

On August 6, 2026, the Board met to review and approve the final terms of the transaction. During that meeting, the Board approved the principal terms of the Rights Offering and the Backstop Agreement. Also on August 6, 2026, the Board further approved that the Company enter into the A&R Indenture, which provides for additional covenant flexibility and other amendments. See “Description of the Backstop Commitment – Amended and Restated Indenture” for additional details. In evaluating and approving these actions, the Board with input from its advisors, considered a number of factors, including those factors considered by the Board referenced above, as well as the benefits of the Backstop Commitment to the Company. It further considered and evaluated, with input from its advisors, the availability of other potential deleveraging transactions, and the respective potential advantages and disadvantages of those alternatives to the Company, including quantum and certainty of funding, as well as significant risks associated with maintaining the Company’s current capital structure and challenges the Company faced in any potential growth plans, including any potential acquisitions, due to the current capital structure. It concluded that the terms of the Rights Offering, and the transactions contemplated thereby were in the best interests of the Company’s stockholders. The Company and the Backstop Parties subsequently executed the Backstop Agreement on August 6, 2026, which included agreed forms of the A&R Indenture and the Registration Rights Agreement attached thereof. Please see “Description of the Backstop Commitment” for a summary of the material terms of the Backstop Agreement, the Registration Rights Agreement and the A&R Indenture. The foregoing discussion of the information and factors that our Board considered is not intended to be exhaustive, but rather is meant to include the material factors that our Board considered. Although we believe that the Rights Offering, including if consummated with the purchase by the

Backstop Parties of shares of common stock unsubscribed for in the Rights Offering through the Backstop Exchange, will strengthen our financial condition, the Board is not making any recommendation as to whether you should exercise your basic subscription rights and over-subscription privilege, if applicable.

Backstop Commitment

On August 6, 2026, we entered into the Backstop Agreement with the existing holders of the 2030 Notes. Please see “Description of the Backstop Commitment” for a summary of the material terms of the Backstop Agreement.

Participation of Our Directors and Executive Officers

Our directors and executive officers who own common stock as of the Record Date are permitted, but not required, to participate in the Rights Offering on the same terms and conditions applicable to other Eligible Holders. Any such director or executive officer who subscribes for shares of common stock in the Rights Offering will pay the Subscription Price, the same subscription price paid by all other Eligible Holders who participate in the Rights Offering.

Minimum Subscription Amount

There is no minimum subscription amount in the Rights Offering, but you may only purchase whole shares at the subscription price in the Rights Offering. No fractional shares of our common stock will be issued upon the exercise of any basic subscription rights or over-subscription privilege, if applicable, in this Rights Offering, and all fractional shares will be rounded down.

Expiration Time and Date

The basic subscription rights and over-subscription privilege, if applicable, will expire at 5:00 p.m., New York City time, on September 23, 2026, unless we extend the rights offering subscription period. We reserve the right to extend the rights offering subscription period at our sole and absolute discretion. If the Expiration Date of the Rights Offering is so extended, we will give oral or written notice to the subscription agent on or before the scheduled Expiration Date, and we will issue a press release announcing such extension no later than 9:00 a.m., New York City time, on the next business day after the most recently announced Expiration Date of the Rights Offering. You must properly complete the subscription rights certificate distributed by the subscription agent and deliver it, along with the full aggregate subscription price payment, to the subscription agent prior to 5:00 p.m., New York City time, on September 23, 2026, unless the Expiration Date is extended. “Street name” holders should follow the subscription instructions and deadlines set by their broker, dealer, custodian bank or other nominee.

After the Expiration Date, all unexercised basic subscription rights and over-subscription privileges, if applicable, will be null and void. We will not be obligated to honor any purported exercise of basic subscription rights and over-subscription privileges, if applicable, which the subscription agent receives after the Expiration Date. Shares purchased in the Rights Offering will be issued, and any subscription payments for shares not allocated or validly purchased will be returned, as soon as practicable following the Expiration Date. We expect to deliver the shares of common stock purchased in the Rights Offering to Eligible Holders as soon as reasonably practicable following the Expiration Date.

Amendment, Withdrawal and Termination

We reserve the right, in our sole and absolute discretion, to amend, extend or cancel the Rights Offering at any time for any reason prior to the Expiration Date; provided that any amendment to the terms of the Backstop Agreement or the Backstop Exchange shall require the advance written consent of the Backstop Parties. If the

Rights Offering is canceled, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable to those Eligible Holders who subscribed for shares in the Rights Offering.

In the event of an amendment, any subscriptions and subscription payments previously submitted by Eligible Holders prior to such amendment will be promptly terminated and returned by the subscription agent. Such Eligible Holders must complete and submit a new subscription rights certificate in order to participate in the amended Rights Offering.

In the event of an amendment, Eligible Holders with shares held in “street name” who exercised their basic subscription rights and over-subscription privilege, if applicable, through DTC using DTC’s ASOP system will have their prior subscriptions terminated and funds returned. To participate in the amended Rights Offering, such Eligible Holders will have to coordinate with their broker, dealer, custodian bank or other nominee to resubmit their subscriptions through DTC’s ASOP system.

Once Eligible Holders submit the new subscription rights certificate or new subscription through DTC’s ASOP system in respect of the amended Rights Offering, such Eligible Holders are not allowed to revoke, cancel or change such new exercise or request a refund of monies paid in respect of such new exercise.

Any extension, amendment or cancellation will be followed promptly by a public announcement thereof which, in the case of an extension, will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

Calculation of Subscription Rights Exercised (Basic Subscription Rights and Over-subscription Privilege)

If shares of common stock remain unsubscribed at the Expiration Date and an insufficient number of shares of common stock is available to fully satisfy all over-subscription privilege exercises, the available shares will be distributed proportionately among Eligible Holders who exercise their over-subscription privilege based on the number of shares each Eligible Holder subscribed for under their basic subscription rights. The available shares of common stock will be distributed proportionately until either all shares of common stock have been allocated or all over-subscription privilege exercises have been fulfilled, whichever occurs earlier. Any excess subscription payments received by the subscription agent caused by proration will be returned by the subscription agent to you, without interest or deduction, as soon as practicable after the Expiration Date of the Rights Offering.

Segregated Account; Return of Funds

The subscription agent will hold all funds it receives in payment for shares in a segregated bank account until the closing or cancellation of the Rights Offering. If the Rights Offering is cancelled for any reason, the subscription agent will return this money to subscribers, without interest or penalty, as soon as practicable.

Guaranteed Delivery Procedures

If you wish to exercise your subscription rights, but you do not have sufficient time to deliver the subscription rights certificates evidencing your subscription rights to the subscription agent before the Expiration Date, you may exercise your subscription rights by the following guaranteed delivery procedures:

•

provide your payment in full of the Subscription Price for each share of our common stock being subscribed for pursuant to the basic subscription right and the over-subscription privilege to the subscription agent before the Expiration Date;

•	deliver a notice of guaranteed delivery to the subscription agent at or before the Expiration Date; and

•

deliver the properly completed subscription rights certificate evidencing the subscription rights being exercised, with any required signatures, to the subscription agent within one business day following the date the subscription agent receives your notice of guaranteed delivery.

Your notice of guaranteed delivery must be substantially in the form provided with the instructions distributed to you with your subscription rights certificate. Your notice of guaranteed delivery must come from an eligible institution which is a member of, or a participant in, a signature guarantee program acceptable to the subscription agent.

In your notice of guaranteed delivery, you must state:

•	your name;

•

the number of subscription rights represented by your subscription rights certificates, the number of shares of our common stock you are subscribing for pursuant to the basic subscription right, and the number of shares of our common stock, if any, you are subscribing for pursuant to the over-subscription privilege; and

•

your guarantee that you will deliver to the subscription agent any subscription rights certificates evidencing the subscription rights you are exercising within one business day following the date the subscription agent receives your notice of guaranteed delivery.

You may deliver the notice of guaranteed delivery to the subscription agent in the same manner as the subscription rights certificate as set forth under “Method of Exercising Subscription Rights” below.

Transferability of Basic Subscription Rights and Over-subscription Privilege

The basic subscription rights and over-subscription privilege, if applicable, may be sold, transferred or assigned. The subscription rights will be listed for trading on Nasdaq under the symbol “KLXER” until the close of trading on the Expiration Date.

If you are a beneficial owner of shares of our common stock that are held of record in the name of a broker, bank or other nominee, you should ask that entity to effect the sale of your rights or the purchase of other rights that may be available.

If you are a holder of record, whether you hold certificates of our common stock or warrants directly or in book-entry form with our transfer agent, you will need to submit instructions to the subscription agent in order to sell your subscription rights. The subscription agent will coordinate with brokers to effect the transactions on your behalf. You may transfer subscription rights in whole by endorsing the subscription rights certificate for transfer. Please follow the instructions for transfer included in the information sent to you with your subscription rights certificate. If you wish to transfer only a portion of the subscription rights, you should deliver your properly endorsed subscription rights certificate to the subscription agent. With your subscription rights certificate, you should include instructions to register such portion of the subscription rights evidenced thereby in the name of the transferee (and to issue a new subscription rights certificate to the transferee evidencing such transferred subscription rights). You may only transfer whole subscription rights and not fractions of a subscription right. The subscription agent does not reissue subscription rights certificates during the Rights Offering period. If you effect a private transfer of subscription rights through the subscription agent, the transferee should contact the information agent to receive a copy of the materials necessary to exercise the transferred subscription rights. If you wish to sell your remaining subscription rights, you may request that the subscription agent send you certificates representing your remaining (whole) subscription rights so that you may sell them through your broker or dealer.

If you wish to transfer all or a portion of your subscription rights, you must notify the subscription agent on or before 11:00 a.m., Eastern Time, on the fifth business day before the Expiration Date for the subscription agent to:

•	receive and process your transfer instructions; and

•

register your transfer and notify the transferee or transferees to contact the information agent to receive the non-personalized materials necessary to submit their subscription instructions to the subscription agent.

Neither we nor the subscription agent shall have any liability to a transferee or transferor of subscription rights if subscription rights certificates are not received in time for exercise prior to the Expiration Date or sale prior to the day immediately preceding the Expiration Date.

You are responsible for all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the purchase, sale or exercise of your subscription rights, except that we will pay any fees of the subscription agent associated with the exercise of subscription rights. Any amounts you owe will be deducted from your account.

No Revocation or Change

Once you submit the subscription rights certificate and any other required documents, as applicable, and your payment to exercise your basic subscription rights and the over-subscription privilege, if applicable, you are not allowed to revoke, cancel or change such exercise or request a refund of monies paid. All exercises of basic subscription rights and the over-subscription privilege, if applicable are irrevocable, even if you subsequently learn information about us that you consider to be unfavorable. You should not exercise your basic subscription rights and over-subscription privilege, if applicable, unless you are certain that you wish to purchase the common stock offered pursuant to the Rights Offering.

Common Stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption “Description of Capital Stock” starting on page S-50 of this prospectus supplement and page 4 of the accompanying prospectus. As of the Record Date, 21,428,722 shares of our common stock were issued and outstanding and held of record by 485 holders of record.

Shares Outstanding After the Rights Offering

If no Eligible Holders participate in the Rights Offering, we expect to issue approximately 63.7 million shares of common stock to the Backstop Parties pursuant to the Backstop Exchange and zero shares of common stock to Eligible Holders. If the Rights Offering is fully subscribed, we expect to issue approximately 83.9 million shares of common stock to Eligible Holders and zero shares of common stock to the Backstop Parties. Following the completion of the Rights Offering and any Backstop Exchange, we expect that between 85.1 million and 105.9 million shares of common stock will be issued and outstanding based on the number of shares outstanding as of the Record Date.

The shares of our common stock are listed on Nasdaq under the symbol “KLXE.”

Limitations on the Purchase of Shares of Common Stock

You may only purchase the number of whole shares of common stock purchasable upon exercise of the basic subscription rights distributed to you in the Rights Offering and the over-subscription privilege, if applicable. Accordingly, the number of shares of common stock that you may purchase in the Rights Offering is limited by the number of our shares of common stock you held on the Record Date. We reserve the right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful. In addition, we will not be required to issue to you shares of our common stock pursuant to the Rights Offering if, in our opinion, you are required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control the shares and if, at the time the Rights Offering expires, you have not obtained this clearance or approval.

Escrow Protection Mechanics

No holder (other than the Backstop Parties) shall be entitled to exercise subscription rights (including any over-subscription privileges, if applicable) to the extent that such exercise would result in such holder, together with its affiliates and any persons acting in concert with such holder, exceeding the 9.995% Ownership Limitation. We have the right, in our sole and absolute discretion, to limit the exercise of subscription rights, including instructing the subscription agent to refuse to honor any exercise of subscription rights, by 9.995% holders, and we have implemented the escrow protection mechanics as follows:

1.

by exercising subscription rights, each holder will represent to us that such holder will not be, after giving effect to the exercise of subscription rights and assuming that such holder is issued all of the shares for which the holder subscribed, an owner, either direct or indirect, record or beneficial, of more than 8,505,443 shares of our common stock, constituting approximately 9.995% of our outstanding common stock on a pro forma basis after giving effect to such exercise (assuming no stockholder participation in the Rights Offering and completion of the Backstop Exchange);

2.

if such exercise would result in such holder owning more than 8,505,443 shares of our common stock, such holder must notify the subscription agent (if such holder is a holder of record) or the information agent (if such holder holds in “street name”);

3.	if requested, each holder will be required to provide us with additional information regarding the amount of common stock that the holder owns; and

4.

we shall have the right to instruct the subscription agent to refuse to honor such holder’s exercise to the extent such exercise might, in our sole and absolute discretion, result in such holder exceeding the 9.995% Ownership Limitation.

By exercising subscription rights in the rights offering, you acknowledge that you have read and understand the 9.995% Ownership Limitation described above, and you agree that the escrow protection mechanics are valid, binding and enforceable against you. We intend to vigorously challenge any attempt to violate these restrictions and to pursue all available remedies in the event of any violation. Any purported exercise of subscription rights in violation of the escrow protection mechanics section will be void and of no force and effect.

Method of Exercising Subscription Rights

To exercise your basic subscription rights and over-subscription privilege, if applicable, you must take the steps described below.

Holders of Record

If your shares of common stock as of the Record Date are held in your name, or if you are a holder of a Participating Warrant, then you are the Eligible Holder of the basic subscription rights you own and the over-subscription privilege, if applicable. If you wish to participate in the Rights Offering, you must deliver a properly completed subscription rights certificate, together with payment of the aggregate subscription price and any other required subscription materials, to the subscription agent prior to the Expiration Date, which is 5:00 p.m., New York City time, on September 23, 2026, unless we extend such period.

You should complete and submit your subscription rights certificate and payment of the aggregate subscription price to Computershare pursuant to the instructions set forth herein, as described more fully in the subscription documents. You should allow sufficient time for submission of your subscription rights certificate and payment of the aggregate subscription price to the subscription agent and clearance of your payment before the Expiration Date of 5:00 p.m., New York City time, on September 23, 2026, unless such date is extended by us.

Please follow the instructions set forth in the subscription documents. You are solely responsible for completing delivery to the subscription agent of your subscription rights certificate and payment of your aggregate subscription price and any other required subscription materials in respect of the basic subscription rights and over-subscription privilege, if applicable, you intend to exercise. You should allow sufficient time for delivery of your subscription rights certificate and payment of the aggregate subscription price to the subscription agent so that the subscription agent receives them by 5:00 p.m., New York time, on September 23, 2026, unless such date is extended by us.

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the subscription rights certificate, the payment received will be applied to exercise your basic subscription rights to the fullest extent possible based on the amount of the payment received. If the payment exceeds the subscription price for the full exercise of your basic subscription rights, or if you subscribe for more shares than you are eligible to purchase, then the excess will be returned to you as soon as practicable by the subscription agent, without interest or penalty.

SUBMITTING YOUR SUBSCRIPTION RIGHTS CERTIFICATE IS THE ONLY VALID METHOD OF SUBMISSION. PLEASE DO NOT DELIVER COMPLETED SUBSCRIPTION RIGHTS CERTIFICATES OR OTHER REQUIRED SUBSCRIPTION MATERIALS DIRECTLY TO THE COMPANY.

“Street Name” Holders

If your shares of common stock as of the Record Date are held in “street name” through a broker, dealer, custodian bank or other nominee, then your broker, dealer, custodian bank or other nominee is the Eligible Holder of the basic subscription rights you own and the over-subscription privilege, if applicable. Your broker, dealer, custodian bank or other nominee will notify you of the Rights Offering. The Eligible Holder must exercise the basic subscription rights and over-subscription privilege, if applicable, and coordinate payment of the aggregate subscription price on your behalf. If you wish to exercise basic subscription rights and the over-subscription privilege, if applicable, in the Rights Offering, you should contact your broker, dealer, custodian bank or nominee as soon as possible. Please follow the exercise and payment instructions and procedures of your broker, dealer, custodian bank or other nominee. Your broker, dealer, custodian bank or other nominee may establish a submission deadline that is before the Expiration Date. If you elect to exercise any basic subscription rights and the over-subscription privilege, if applicable, and timely submit all required documents and payment in accordance with the instructions and procedures established by your broker, dealer, custodian bank or other nominee prior to the Expiration Date, your basic subscription rights and over-subscription privilege, if applicable, will be considered validly exercised at the Expiration Date.

PLEASE COORDINATE WITH YOUR BROKER, DEALER, CUSTODIAN BANK OR OTHER NOMINEE AND FOLLOW ALL PROCEDURES AND INSTRUCTIONS COMMUNICATED TO YOU BY YOUR BROKER, DEALER, CUSTODIAN BANK OR OTHER NOMINEE. PLEASE DO NOT SEND ANY MATERIALS REQUIRED BY YOUR BROKER, DEALER, CUSTODIAN BANK OR OTHER NOMINEE DIRECTLY TO THE COMPANY.

Payment Methods

Holders of Record

If your shares of common stock as of the Record Date are held in your name, or if you are a holder of a Participating Warrant, then you are the Eligible Holder of the basic subscription rights you own and the over-subscription privilege, if applicable. You must only send payment to the subscription agent, as laid out in the subscription rights certificate, if your shares are held directly in your name on the books and register of the Company’s transfer agent, Computershare. All payments submitted by you to the subscription agent must be made in full in U.S. currency for the full number of shares of common stock you wish to acquire pursuant to the exercise of your basic subscription rights and over-subscription privilege, if applicable.

The subscription agent will be deemed to receive payment of the aggregate subscription price related to the exercise of basic subscription rights and the over-subscription privilege, if applicable, upon receipt by the subscription agent. To be valid, any payment related to the exercise of basic subscription rights and the over-subscription privilege, if applicable, must be received by the subscription agent and clear prior to the Expiration Date.

Payment of the subscription price related to the exercise of a basic subscription right and the over-subscription privilege, if applicable, received after the Expiration Date will not be honored, and the subscription agent will return your payment to you, as soon as practicable, without interest or penalty.

IF YOU SUBMIT YOUR SUBSCRIPTION RIGHTS CERTIFICATE OR NOTICE OF GUARANTEED DELIVERY PRIOR TO THE EXPIRATION DATE, BUT FAIL TO SUBMIT PAYMENT BEFORE THE EXPIRATION DATE, YOUR EXERCISE WILL BE NULL AND VOID AND YOUR BASIC SUBSCRIPTION RIGHTS AND OVER-SUBSCRIPTION PRIVILEGE, IF APPLICABLE, WILL EXPIRE AND BE WORTHLESS.

“Street Name” Holders

If your shares of common stock as of the Record Date are held in “street name” through a broker, dealer, custodian bank or other nominee, then your broker, dealer, custodian bank or other nominee is the Eligible Holder of the basic subscription rights you own and the over-subscription privilege, if applicable. You must coordinate payments through your broker, dealer, custodian bank or other nominee in accordance with their procedures and instructions.

PLEASE DO NOT SEND PAYMENTS DIRECTLY TO THE COMPANY.

Missing or Incomplete Subscription Information

If you have not indicated the number of basic subscription rights and the over-subscription privilege, if applicable, being exercised, or if you have not forwarded full payment of the subscription price for the number of basic subscription rights and the over-subscription privilege, if applicable, that you have indicated are being exercised, then you will be deemed to have exercised your basic subscription rights solely with respect to the maximum number of basic subscription rights that may be exercised with the payment of your aggregate subscription price transmitted or delivered by you. If we do not apply your full subscription price payment to your purchase of the shares, the subscription agent will return the excess amount to you, without interest or penalty, as soon as practicable after the Expiration Date. If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the subscription rights certificate, the payment received will be applied to exercise your basic subscription rights to the fullest extent possible based on the amount of the payment received. If the payment exceeds the subscription price for the full exercise of your basic subscription rights, or if you subscribe for more shares than you are eligible to purchase, then the excess will be returned to you as soon as practicable by the subscription agent, without interest or penalty. We reserve the right to reject any or all subscriptions not properly or timely submitted or completed or the acceptance of which would, in the opinion of our counsel, be unlawful.

Notice to Brokers and Nominees

If you are a broker, dealer, custodian bank or other nominee holder that holds shares of common stock for the account of others on the Record Date of the Rights Offering, you should notify the respective beneficial owners of such shares of common stock of the Rights Offering as soon as possible to learn their intentions with respect to exercising their basic subscription rights and over-subscription privilege, if applicable. You should obtain instructions from the beneficial owner with respect to their basic subscription rights and over-subscription privilege, if applicable, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate subscription through DTC’s

ASOP system and submit them and the other required documents, if applicable, to the subscription agent with the proper payment of the aggregate subscription price for such beneficial owner’s subscription. Subscriptions through DTC’s ASOP system will conform to DTC’s customary procedures and must be submitted at the beneficial owner level.

U.S. Federal Income Tax Treatment of Basic Subscription Rights Distribution

Please see “Material United States Federal Income Tax Consequences” for a discussion of the material U.S. federal income tax consequences of the receipt, exercise, expiration and disposition of basic subscription rights issued pursuant to the Rights Offering and the ownership and disposition of shares of common stock received as a result of the exercise of such basic subscription rights. Please see also “Risk Factors – Risks Related to the Rights Offering – The receipt of basic subscription rights may be treated as a taxable distribution to you.” Eligible Holders should consult their tax advisors for a full understanding of the tax consequences of the receipt of basic subscription rights and of participating in the Rights Offering.

Foreign Stockholders

For purposes of ensuring that we will not breach the laws of any country outside of the United States, we will not mail this prospectus supplement or the related subscription documents to Eligible Holders who hold shares directly in their name on the books of Computershare, the Company’s transfer agent, whose addresses are outside the United States or who have a foreign post office address. The subscription agent will hold the subscription rights on behalf of such Eligible Holders.

No Board Recommendation to Eligible Holders

Our Board is not making any recommendation regarding the exercise of your basic subscription rights and over-subscription privilege, if applicable, in the Rights Offering. Further, we have not authorized anyone to make any recommendation. Eligible Holders who exercise basic subscription rights and the over-subscription privilege, if applicable, will incur investment risk on new money invested. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering and the information contained in, or incorporated by reference in, this prospectus supplement, as it may be supplemented from time to time. Please see “Risk Factors” in this prospectus and in any document incorporated by reference into this prospectus supplement and the accompanying prospectus.

Fees and Expenses

We will pay all fees charged by the subscription agent and information agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the basic subscription rights and over-subscription privilege, if applicable, including any fees imposed by brokers, dealers, custodian banks or other nominees, and all bank or similar fees and charges related to payment. Neither we nor the subscription agent will pay such commissions, fees, taxes, expenses or other charges.

Our Decisions are Binding

All questions concerning the timeliness, validity, form and eligibility of any exercise of basic subscription rights and the over-subscription privilege, if applicable, will be determined by us in our sole and absolute discretion. Our determinations will be final and binding. We reserve the right, in our sole and absolute discretion, to waive any defect or irregularity, or permit a defect or irregularity to be corrected within the time that we may determine. We may also, in our sole and absolute discretion, reject the attempt to exercise any basic subscription right and over-subscription privilege, if applicable. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within the time that we determine. Neither we nor the subscription agent will be under any duty to give notice of any defect or irregularity in connection with the submission of subscriptions.

Subscription Agent

Computershare is acting as the subscription agent for the Rights Offering pursuant to an agreement with us.

Information Agent

InvestorCom is acting as the information agent for the Rights Offering pursuant to an agreement with us. If you have any questions regarding the Rights Offering, including questions about exercising your basic subscription rights and over-subscription privilege, if applicable, or questions about submitting payment, please contact InvestorCom at (877) 972-0090 or via email at info@investor-com.com.

Other Matters

This prospectus shall not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares of common stock issuable pursuant to the exercise of basic subscription rights and the over-subscription privilege, if applicable, nor shall there be any offer, solicitation or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of the securities under the securities laws of such state or jurisdiction. We are not making the Rights Offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any shares from Eligible Holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal, state or foreign laws or regulations from accepting or exercising the basic subscription rights and over-subscription privilege, if applicable. We may delay the commencement of the Rights Offering in those states or other jurisdictions, or change the terms of the Rights Offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state or foreign securities laws and regulations, we also have the discretion to delay allocation and distribution of any common stock you may elect to purchase by exercise of your basic subscription rights and over-subscription privilege, if applicable, in order to comply with state or foreign securities laws. We may decline to make modifications to the terms of the Rights Offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal, state or foreign laws or regulations from accepting or exercising the basic subscription rights and over-subscription privilege, if applicable, you will not be able to participate in the Rights Offering.

DESCRIPTION OF THE BACKSTOP COMMITMENT

The following summary of the material terms of the Backstop Commitment is subject to, and is qualified in its entirety by reference to, the actual terms and provisions of the Backstop Agreement, the A&R Indenture and the Registration Rights Agreement. Copies of the Backstop Agreement, A&R Indenture and Registration Rights Agreement have been filed as exhibits to our Current Report on Form 8-K filed with the SEC on August 10, 2026. We urge you to carefully read the Backstop Agreement, the A&R Indenture and the Registration Rights Agreement in their entirety.

Backstop Agreement

On August 6, 2026, the Company entered into the Backstop Agreement with the Backstop Parties, in connection with the Rights Offering, to purchase aggregate Individual Backstop Commitments (each, an “Individual Backstop Commitment”) of $94.0 million. Pursuant to the terms of the Backstop Agreement, and subject to the satisfaction of certain conditions thereunder, the Backstop Parties have committed, severally and not jointly, to purchase from the Company, at the Subscription Price, any unsubscribed shares in the Rights Offering following the expiration of the Rights Offering, through an exchange of the Backstop Parties’ 2030 Notes for such shares, whereby (x) the exchange price for any exchanged 2030 Notes shall be 100% of the principal amount thereof and (y) any accrued and unpaid interest on any exchanged 2030 Notes shall also be exchanged for additional shares of common stock at the Subscription Price.

Each Backstop Party’s Individual Backstop Commitment shall decrease automatically, as necessary, (x) to ensure that such Backstop Party, together with its affiliates, will own no more than 30.0% of the Company’s outstanding common stock on a pro forma fully diluted basis, including all common stock held by such Backstop Party and any common stock to be purchased pursuant to the exercise of subscription rights and the Backstop Exchange, and (y) to the extent that the aggregate gross cash proceeds received from Rights Offering subscriptions, together with the aggregate Individual Backstop Commitments, exceeds $125.0 million, the Individual Backstop Commitment of each Backstop Party shall be reduced by such Backstop Party’s respective percentage, dollar for dollar. Each Backstop Party shall have the right, but shall not be obligated, to exercise all basic subscription rights and over-subscription privileges, if applicable, allocated to such Backstop Party in the Rights Offering; provided that any such exercise shall be the purchase of shares of common stock for cash in accordance with the Rights Offering prospectus and shall not reduce the Backstop Party’s Individual Backstop Commitment.

Shares of common stock acquired by the Backstop Parties pursuant to the Backstop Exchange are not registered under the Securities Act and will be issued in a private placement exempt from registration under Section 4(a)(2) of the Securities Act. The Backstop Parties are entitled to customary registration rights in respect of such shares pursuant to the Registration Rights Agreement to be entered into at closing.

The Backstop Agreement contains customary representations and warranties from the Company, on the one hand, and from the Backstop Parties on the other hand. The Backstop Agreement also contains customary covenants and agreements by the Company and the Backstop Parties.

The closing of the Backstop Exchange is subject to certain closing conditions, including consummation of the Rights Offering, the accuracy of the representations and warranties of each party (subject to certain customary exceptions), material compliance by each party with its covenants under the Backstop Agreement, execution and delivery of the Registration Rights Agreement, execution and delivery of the A&R Indenture, and, with respect to the obligations of the Backstop Parties, aggregate Individual Backstop Commitments of at least $94.0 million.

The Backstop Agreement shall terminate automatically without any action by or on behalf of any party (i) if the Rights Offering is validly terminated in accordance with its terms without being consummated or (ii) upon the parties’ mutual written consent.

Effective as of the closing of the Backstop Exchange, Cross Ocean and Whitebox, together with their respective controlled affiliates, shall each have the right as Designating Holders, as long as they hold at least 10% of the Company’s outstanding common stock after giving effect to the closing of the Backstop Exchange, to designate one Designated Director for appointment to the Board, subject to certain eligibility requirements. The Company agreed to use its reasonable best efforts to cause each Designated Director to be appointed to the Board effective as of the closing. Each Designating Holder will have the right, subject to any limitations under applicable listing standards, requirements and rules of Nasdaq, to have its Designated Director nominated for election as a director at each subsequent annual meeting of stockholders of the Company and included among the slate of nominees recommended by the Board for election at each such annual meeting of stockholders for so long as such Designating Holder (together with its controlled affiliates) continues to beneficially own at least 7.5% of the Company’s outstanding common stock.

Backstop Party Ownership

Based on the number of shares of common stock reported to us as owned by the Backstop Parties as of a recent date and the number of shares of common stock outstanding as of the Record Date, we expect that the Backstop Parties, collectively, will own, after giving effect to the Rights Offering and any Backstop Exchange (assuming no Backstop Party makes any transaction in our Common Stock prior to the closing of the Backstop Exchange):

•	77% of our common stock if Eligible Holders do not purchase any shares of common stock in the Rights Offering;

•	62% of our common stock if Eligible Holders purchase $31.0 million of shares of common stock in the Rights Offering;

•	42% of our common stock if Eligible Holders purchase $62.5 million of shares of common stock in the Rights Offering;

•	22% of our common stock if Eligible Holders purchase $93.75 million of shares of common stock in the Rights Offering; and

•	1.5% of our common stock if Eligible Holders purchase all $125.0 million of shares of common stock in the Rights Offering.

Amended and Restated Indenture

Substantially concurrently with the closing of the Backstop Exchange, and in connection with the Rights Offering, the Company, the subsidiaries party thereto, as guarantors, and U.S. Bank Trust Company, National Association, as trustee and notes collateral agent, will enter into the A&R Indenture. The A&R Indenture will amend and restate in its entirety that certain Indenture, dated as of March 12, 2025 (as amended prior to the date hereof, the “Prior Notes Indenture”), governing the 2030 Notes. The 2030 Notes will remain guaranteed and secured on substantially the same terms other than as described below.

The Prior Notes Indenture will be amended and restated to provide additional covenant flexibility and other amendments, including, among other things: (i) reset the total net leverage ratio maintenance covenant step-down schedule to: (w) 4.50:1.00, commencing with the fiscal quarter ending September 30, 2026, (x) 4.00:1.00, commencing on the fiscal quarter ending June 30, 2027, (y) 3.50:1.00, commencing on the fiscal quarter ending June 30, 2028, and (z) 3.00:1.00, commencing on the fiscal quarter ending June 30, 2029, (ii) relax the total net leverage ratio incurrence test for additional indebtedness from 2.50:1.00 to 3.00:1.00, (iii) permanently exclude capital lease obligations from the definition of “Consolidated Total Indebtedness” for purposes of the financial maintenance covenant, incurrence-based tests/ratios/baskets, and the Secured Net Leverage Ratio (as defined in the A&R Indenture), (iv) increase the basket for indebtedness in respect of purchase money obligations and capital lease obligations from $75.0 million to $85.0 million, (v) provide for par redemption of 2030 Notes in connection with the Backstop Agreement and exclude Rights Offering redemption proceeds from the excess cash flow sweep, (vi) reset the make-whole expiry date to two years from the effective date of the A&R Indenture and reduce the premium from 102% to 101%, (vii) grant the holders of the 2030 Notes a right of first offer with respect to any debtor-in-possession financing secured by notes priority collateral on a pro rata basis and (viii) require that any opportunity to provide permitted pari passu notes lien indebtedness be offered first to existing holders on a pro rata basis.

Registration Rights Agreement

Assuming shares of common stock are issued to the Backstop Parties in the Backstop Exchange (such shares, “Backstop Acquired Shares”), substantially concurrently with the closing of the Backstop Exchange, the Company and each of the Backstop Parties will to enter into a customary registration rights agreement in respect of the Backstop Acquired Shares. Pursuant to the Registration Rights Agreement, the Backstop Parties will have the right to request registration of their Backstop Acquired Shares pursuant to a shelf registration statement.The Company is required to file such shelf registration statement within 45 days of the initial request and to use commercially reasonable efforts to cause it to be declared effective as soon as practicable thereafter. In addition, at any time while the shelf registration statement is effective, any Backstop Party may request an underwritten offering of their registrable securities. However, the Company is not obligated to effect any underwritten offering (i) with respect to any offering reasonably expected to result in net proceeds of less than $30 million or (ii) more than once in any six-month period. The Backstop Parties will also have customary piggyback registration rights that allow them to include their registrable securities in underwritten offerings by the Company or other stockholders, subject to customary cutback provisions.

PLAN OF DISTRIBUTION

On or about August 24, 2026, basic subscription rights will be distributed to all Eligible Holders. The common stock offered pursuant to the Rights Offering is being offered directly by us to all Eligible Holders. We will distribute the basic subscription rights, copies of this prospectus supplement and the accompanying prospectus and all other relevant subscription documents to all Eligible Holders who hold shares in their name on the books of Computershare, the Company’s transfer agent. If you wish to exercise your basic subscription rights, you should comply with the procedures described in “Description of the Rights Offering – Method of Exercising Subscription Rights.” In the event that the Rights Offering is not fully subscribed, all Eligible Holders who exercise their basic subscription rights in full will have an over-subscription privilege to purchase additional shares of common stock that remain unsubscribed for at the Expiration Date.

If no Eligible Holders participate in the Rights Offering, we expect to issue approximately 63.7 million shares of common stock to the Backstop Parties pursuant to the Backstop Exchange and zero shares of common stock to Eligible Holders. If the Rights Offering is fully subscribed, we will issue approximately 83.9 million shares of common stock to Eligible Holders and zero shares of common stock to the Backstop Parties. We expect to issue between 63.7 million and 84.5 million shares of common stock in connection with the Rights Offering and any Backstop Exchange.

The Backstop Parties will not receive any fees in connection with the Backstop Exchange (other than customary reimbursement of documented out-of-pocket costs and expenses).

We have not employed any brokers, dealers or underwriters in connection with the solicitation of exercise of the basic subscription rights.

Computershare is acting as the subscription agent for this Rights Offering and InvestorCom is acting as the information agent for this Rights Offering. We will pay all customary fees and expenses of the subscription agent and the information agent related to the Rights Offering. We also have agreed to indemnify each of the subscription agent and the information agent with respect to certain liabilities that either may incur in connection with this Rights Offering.

Our officers and directors may solicit responses from the holders of basic subscription rights in connection with this Rights Offering, but such officers and directors will not receive any commissions or compensation for such services other than their normal compensation and will not register with the SEC as brokers in reliance on certain safe harbor provisions contained in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Except for the Backstop Agreement, we have not agreed to enter into any standby or other arrangements to purchase or sell any basic subscription rights or any underlying shares of our common stock. We have not entered into any agreements regarding stabilization activities with respect to our securities.

We estimate that the expenses payable by us in connection with the Rights Offering and the Backstop Exchange will be approximately $5.0 million.

Our common stock is listed on Nasdaq under the symbol “KLXE.” The basic subscription rights will be listed for trading on Nasdaq under the symbol “KLXER” until the close of trading on the Expiration Date.

If you have any questions regarding the Rights Offering, including questions regarding completing a subscription rights certificate or submitting payment in the Rights Offering, please contact our information agent, InvestorCom, at (877) 972-0090 or via email at info@investor-com.com. For a more complete description of the Rights Offering, please see “Description of the Rights Offering.”

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock is not complete and may not contain all the information you should consider before investing in our common stock. This description is a summary of certain provisions contained in, and is qualified in its entirety by reference to, our amended and restated certificate of incorporation (the “Certificate”), and our fourth amended and restated bylaws (the “Bylaws”).

Authorized Capital Stock

Under the Certificate, our authorized capital stock consists of 110 million shares of common stock, par value $0.01 per share, and 11 million shares of preferred stock, par value $0.01 per share (“preferred stock”).

Common Stock

As of August 21, 2026, there were 21,428,722 shares of common stock outstanding.

Dividend Rights. Subject to the rights, if any, of the holders of any outstanding series of our preferred stock, holders of our common stock are entitled to receive dividends out of any of our funds legally available when, as and if declared by our Board.

Voting Rights. Each holder of common stock is entitled to one vote per share on all matters on which stockholders are generally entitled to vote. The Certificate does not provide for cumulative voting in the election of directors.

Liquidation. If we liquidate, dissolve or wind up our affairs, holders of our common stock are entitled to share proportionately in all assets available for distribution to stockholders, subject to the rights, if any, of the holders of any outstanding series of our preferred stock.

Other Rights. All of our outstanding shares of common stock are fully paid and nonassessable. The holders of our common stock have no preemptive rights and no rights to convert their common stock into any other securities, and our common stock is not subject to any redemption or sinking fund provisions.

Preferred Stock

Under the Certificate and subject to the limitations prescribed by law, the Board may issue preferred stock in one or more series and may establish from time to time the number of shares to be included in such series and may fix the designation, the voting powers, if any, and preferences and relative participating, optional or other rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof. See “– Anti-Takeover Effects of Provisions of the Certificate and Bylaws.”

When and if the Company issues any shares of preferred stock, the Board will establish the number of shares and designation of such series and the voting powers, if any, and preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, for the particular series of preferred stock.

Anti-Takeover Effects of Provisions of the Certificate and Bylaws

The Certificate and Bylaws contain, and Delaware statutory law contains, provisions that could make acquisition of the Company by means of a tender offer, a proxy contest or otherwise more difficult. These provisions are expected to discourage certain types of coercive takeover practices and takeover bids that the Board may consider inadequate and encourage persons seeking to acquire control of the Company to first negotiate with the Board. The Company believes that the benefits of increased protection of its ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms. The description set forth below is only a summary and is qualified in its entirety by reference to the Certificate and the Bylaws.

Classified Board of Directors. The Certificate provides for the Board to be classified, which consists of three classes of directors. Directors of each class are elected for three-year terms, and each year the Company’s stockholders elect one class of the Company’s directors, with a term expiring at the third annual meeting of stockholders following the annual meeting at which such directors were elected. Under this classified Board structure, it would take at least two elections of directors for any individual or group to gain control of the Board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of the Company.

Number of Directors; Filling Vacancies; Removal. The Certificate and Bylaws provide that the Company’s business and affairs will be managed by or under the direction of the Board. The Certificate and Bylaws provide that the Board will consist of not less than three nor more than nine members, with the exact number of directors within these limits to be fixed exclusively by the Board. In addition, the Certificate provides that any Board vacancy, including a vacancy resulting from an increase in the number of directors, may be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if by less than a quorum of the Board, or by the sole remaining director. Delaware statutory law provides that, if a Delaware corporation has a classified board, unless the certificate of incorporation provides otherwise, its directors may only be removed for cause. The Certificate provides that any director, or the entire Board, may be removed from office at any time, only for cause in accordance with Delaware law, by the affirmative vote of the holders of at least 66 2/3% of the total voting power of the outstanding shares of the Company’s capital stock entitled to vote in any annual election of directors, voting as a single class. These provisions will prevent stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

Special Meetings. The Certificate and Bylaws provide that special meetings of the stockholders may only be called by the Board or certain officers of the Company. These provisions will make it more difficult for stockholders to take an action opposed by the Board.

No Stockholder Action by Written Consent Unless Approved by the Board. The Certificate and Bylaws require that all actions to be taken by stockholders must be taken at a duly called annual or special meeting, and stockholders will not be permitted to act by written consent unless both the action and the taking of the action by written consent are approved in advance by the Board. These provisions will make it more difficult for stockholders to take an action opposed by the Board.

Amendments to the Certificate. The Certificate provides that the affirmative vote of the holders of at least 66 2/3% of the total voting power of the then-outstanding shares of common stock entitled to vote, voting as a single class, is required to amend or repeal, or adopt any provision inconsistent with certain provisions in the Certificate, including those provisions providing for a classified board, provisions regarding the filling of vacancies on the Board, provisions providing for the removal of directors, provisions regarding the calling of special meetings, provisions regarding stockholder action by written consent and provisions regarding amendment of the Certificate. These provisions will make it more difficult for stockholders to make changes to the Certificate.

Amendments to the Bylaws. The Certificate provides that the Board has the power to adopt, amend or repeal the Bylaws. Any such adoption, amendment or repeal of the Bylaws by the Board shall require approval of a majority of the entire Board. The Certificate provides that, notwithstanding any other provision of the Certificate, the affirmative vote of the holders of at least 66 2/3% of the total voting power of the then-outstanding shares of common stock entitled to vote, voting as a single class, is required for the Company’s stockholders to amend or repeal, or adopt any provisions in the Bylaws. These provisions will make it more difficult for stockholders to make changes to the Bylaws that are opposed by the Board.

Requirements for Advance Notification of Stockholder Nomination and Proposals. Under the Bylaws, stockholders of record are able to nominate persons for election to the Board or bring other business constituting a proper matter for stockholder action at annual meetings only by providing proper notice to the Company secretary. Proper notice must be generally received not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year (or, in some cases, prior to the tenth day following the announcement of the meeting) and must include, among other information, the name and address of the stockholder giving the notice, certain information relating to each person whom such stockholder proposes to nominate for election as a director and a brief description of any business such stockholder proposes to bring before the meeting. Nothing in the Bylaws will be deemed to affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Contests for the election of directors or the consideration of stockholder proposals will be precluded if the proper procedures are not followed. Third parties may therefore be discouraged from conducting a solicitation of proxies to elect their own slate of directors or to approve their own proposals.

Exclusive Forum Selection. The Bylaws provide that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for any derivative action or proceeding brought on behalf of our company, any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to our company or our stockholders, any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law (the “DGCL”), the Certificate or our Bylaws, or any action asserting a claim governed by the internal affairs doctrine. This provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for intra-corporate disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits.

Section 203 of the Delaware General Corporation Law

Section 203 of the DGCL generally provides that, subject to certain specified exceptions, a corporation will not engage in any “business combination” with any “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder unless (1) before that time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (2) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares) or (3) on or after such time, both the board of directors of the corporation and at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder approves the business combination. Section 203 of the DGCL generally defines an “interested stockholder” to include (x) any person that owns 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and owned 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date and (y) the affiliates and associates of any such person.

Section 203 of the DGCL generally defines a “business combination” to include (1) mergers and sales or other dispositions of 10% or more of the corporation’s assets with or to an interested stockholder, (2) certain transactions resulting in the issuance or transfer to the interested stockholder of any stock of the corporation or its subsidiaries, (3) certain transactions that would increase the proportionate share of the stock of the corporation or its subsidiaries owned by the interested stockholder and (4) receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial benefits.

Under certain circumstances, Section 203 of the DGCL makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. A corporation may elect not to be governed by the restrictions on business combination under Section 203 by adopting provisions of its certificate of incorporation or bylaws in accordance with Section 203.

Neither the Certificate nor the Bylaws exclude the Company from the restrictions imposed under Section 203 of the DGCL. Section 203 may encourage companies interested in acquiring the Company to negotiate in advance with the Board as the restrictions on business combinations will apply unless the Board approves, prior to the time the stockholder becomes an interested stockholder, either the business combination or the transaction that results in the stockholder becoming an interested stockholder.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare.

Listing

Our common stock is listed on Nasdaq under the symbol “KLXE.”

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material U.S. federal income tax consequences to Holders (as defined below) of the receipt, exercise, expiration and disposition of basic subscription rights (“Rights”) issued pursuant to the Rights Offering and the ownership and disposition of shares of common stock received as a result of the exercise of such Rights. The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury regulations promulgated thereunder, judicial authority and current administrative rulings and practice, all as of the date hereof, and all of which are subject to change, possibly with retroactive effect, or are subject to differing interpretations. We cannot assure you that the U.S. Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of receiving, exercising, allowing the expiration of or disposing of Rights or owning or disposing of shares of common stock received as a result of the exercise of such Rights.

This discussion is limited to Holders who receive Rights in the Rights Offering and who hold Rights or shares of common stock received as a result of the exercise of such Rights as capital assets (generally, property held for investment). This discussion does not address any U.S. federal tax consequences other than U.S. federal income tax consequences (such as U.S. federal estate and gift tax consequences, the alternative minimum tax and the Medicare tax on certain investment income), or the tax consequences arising under the laws of any state, local, non-U.S. or other jurisdiction or any applicable income tax treaty. In addition, this discussion does not address all U.S. federal income tax consequences that may be important to a particular Holder in light of the Holder’s particular circumstances, or to certain categories of Holders that may be subject to special rules, such as:

•	dealers in securities or currencies;

•	banks or other financial institutions;

•	regulated investment companies or real estate investment trusts;

•	tax-exempt or governmental organizations;

•	retirement plans or other tax-deferred accounts;

•	insurance companies;

•	traders in securities that elect to use a mark-to-market method of tax accounting for their securities;

•

persons that hold Rights or shares of common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction;

•	persons deemed to sell Rights or shares of common stock under the constructive sale provisions of the Code;

•	persons that acquired Rights or shares of common stock in connection with employment or other performance of services;

•	persons whose “functional currency” is not the U.S. dollar;

•	partnerships and other entities or arrangements treated as pass-through entities for U.S. federal income tax purposes and holders of interests therein;

•	persons subject to the alternative minimum tax;

•	“passive foreign investment companies,” “controlled foreign corporations,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	“qualified foreign pension funds” (or any entities all of the interests of which are held by a qualified foreign pension fund);

•	former U.S. citizens or long-term residents of the United States;

•	persons who actually or constructively own five percent (5%) or more (by vote or value) of shares of common stock;

•	persons that hold Participating Warrants; and

•	any Backstop Parties that purchase shares of common stock pursuant to the Backstop Agreement.

As used herein, the term “U.S. Holder” means a beneficial owner of Rights or shares of common stock received as a result of the exercise of a Right that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation, regardless of its source; or

•

a trust, (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more “United States persons” (as defined in the Code) that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

A “Non-U.S. Holder” means a beneficial owner of Rights or shares of common stock received as a result of the exercise of a Right that is an individual, corporation (or other entity taxable as a corporation), estate or trust and that is not a U.S. Holder. In addition, for purposes of this discussion, a “Holder” means a U.S. Holder and/or a Non-U.S. Holder, as applicable.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Rights or shares of common stock, the U.S. federal income tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership and upon certain determinations made at the partner level. Partnerships and partners therein should consult their own tax advisors with respect to the U.S. federal income tax consequences of receiving, exercising, allowing the expiration of and disposing of Rights and owning and disposing of shares of common stock received as a result of the exercise of a Right.

INVESTORS RECEIVING RIGHTS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE RECEIPT, EXERCISE, EXPIRATION AND DISPOSITION OF RIGHTS AND THE OWNERSHIP AND DISPOSITION OF SHARES OF COMMON STOCK RECEIVED AS A RESULT OF THE EXERCISE OF SUCH RIGHTS UNDER OTHER U.S. FEDERAL TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Material U.S. Federal Income Tax Consequences to U.S. Holders

Receipt, Exercise, Expiration and Disposition of Rights

The following discussion is a general summary of the material U.S. federal income tax consequences of the Rights Offering for U.S. Holders that receive Rights as part of the Rights Offering.

Receipt of Rights

Although the authorities governing the Rights Offering are very complex and do not directly address the consequences of certain aspects of the Rights Offering, including, for example, the effects of the over-subscription privilege, it is expected, and the Company intends to take the position, that a U.S. Holder’s receipt of Rights should be a non-taxable distribution with respect to such U.S. Holder’s shares of common stock for U.S. federal income tax purposes.

As a general rule under Section 305(a) of the Code, the distribution of stock (including rights to acquire stock) by a corporation to its common shareholders with respect to their stock is non-taxable to such shareholders. However, Section 305(b) of the Code contains a number of exceptions to the general rule set forth in Section 305(a). If a distribution of stock or rights to acquire stock falls within one of these exceptions, the distribution may be taxable to the shareholders in the manner set forth below.

Section 305(b)(2) provides that Section 305(a) does not apply to a “disproportionate distribution.” A disproportionate distribution is generally a distribution (or a series of distributions) that results in (i) the receipt of property by some shareholders (including holders of rights to acquire stock (including holders of Participating Warrants) and holders of debt instruments convertible into stock (“convertible debt instruments”)) and (ii) an increase in the proportionate interest of other shareholders (including holders of rights to acquire stock (including holders of Participating Warrants) and holders of convertible debt instruments) in the assets or earnings and profits of the distributing corporation. For such purposes, the term “property” means money, securities and any other property, but the term does not include stock in the corporation making the distribution or rights to acquire such stock. In order for the distribution of property to meet the requirements of Section 305(b)(2), such distribution must be made to a shareholder in his capacity as a shareholder.

A “series of distributions” encompasses all distributions (whether or not pursuant to a plan) made or deemed made by a corporation that have the result of the receipt of cash or property by some shareholders and an increase in the proportionate interests of other shareholders. Under applicable U.S. Treasury regulations, the receipt of cash or property within 36 months before or after the distribution of stock or stock rights may be taken into account in determining whether a disproportionate distribution has occurred.

In cases where there is more than one class of stock outstanding, each class of stock is to be considered separately in determining whether a shareholder has increased his proportionate interest in the assets or earnings and profits of a corporation.

During the last 36 months, the Company has not made any distributions of cash or property (other than stock or rights to acquire stock) with respect to its stock, stock rights or stock options. Currently, the Company does not intend to make any future distributions of cash or property (other than stock or rights to acquire stock) with respect to its stock, stock rights or stock options; however, there is no guarantee that the Company will not make such distributions or payments, or distributions or payments in respect of other equity or convertible debt instruments, in the future.

The Company’s position regarding the treatment of the distribution of Rights as a non-taxable distribution is not binding on the IRS, or the courts. If this position is finally determined by the IRS or a court to be incorrect, whether on the basis that the issuance of Rights is a disproportionate distribution or otherwise, the fair market value of Rights would be taxable to a U.S. Holder as dividend income to the extent of the Company’s current or accumulated earnings and profits, computed under U.S. federal tax principles. Distributions in excess of the Company’s current or accumulated earnings and profits would be treated as a non-taxable return of capital to the extent of a U.S. Holder’s tax basis in its shares of common stock and thereafter as capital gain from the sale or exchange of such shares of common stock.

The discussion below assumes that the issuance of Rights to Holders of the Company’s shares of common stock is treated as a non-taxable distribution.

Holding Period in Rights

The holding period for Rights received in the Rights Offering by a U.S. Holder will include the holding period for the shares of common stock with respect to which Rights were received.

Tax Basis in Rights

A U.S. Holder’s tax basis in Rights received in the Rights Offering will depend on the relative fair market value of Rights received by such U.S. Holder and the shares of common stock owned by such U.S. Holder at the time Rights are distributed. If either (i) the fair market value of Rights on the date such Rights are distributed is equal to at least 15% of the fair market value of the shares of common stock with respect to which Rights are received on such date or (ii) the U.S. Holder elects, in its U.S. federal income tax return for the taxable year in which Rights are received, to allocate part of its tax basis in such shares of common stock to Rights, then upon exercise or disposition (other than an expiration) of Rights, the U.S. Holder’s tax basis in its shares of common stock will be allocated between its shares of common stock and Rights in proportion to their respective fair market values on the date such Rights are distributed. If Rights received by a U.S. Holder have a fair market value that is less than 15% of the fair market value of the shares of common stock owned by such U.S. Holder at the time Rights are distributed and such U.S. Holder does not make the election described in the previous sentence, the U.S. Holder’s tax basis in such Rights will be zero. Fair market value is defined generally as the price at which property would hypothetically change hands between a willing buyer and a willing seller, where neither is under any compulsion to buy or sell. Fair market value is a factual determination. While Rights are expected to trade on Nasdaq, it is not clear whether the trading volume will be sufficient to reliably establish the fair market value of Rights. The determination of the proper allocation of tax basis between Rights and the shares of common stock for a U.S. Holder that exercises the over-subscription privilege is unclear.

U.S. Holders should consult their own tax advisors to determine the proper allocation of tax basis between Rights and the shares of common stock with respect to which Rights are received.

Exercise of Rights

A U.S. Holder will generally not recognize gain or loss on the exercise of Rights and related receipt of shares of common stock. A U.S. Holder’s initial tax basis in the shares of common stock received on the exercise of Rights should be equal to the sum of (i) such U.S. Holder’s tax basis in such Rights, if any, plus (ii) the exercise price paid by such U.S. Holder on the exercise of such Rights. A U.S. Holder’s holding period for the shares of common stock received on the exercise of Rights will begin on the day that such Rights are exercised by such U.S. Holder.

If a U.S. Holder exercises Rights after disposing of shares of common stock with respect to which Rights were received, then certain aspects of the exercise of Rights is unclear, including (i) the allocation of tax basis between the shares of common stock previously sold and Rights, (ii) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the shares of common stock previously sold and (iii) the impact of such allocation on the tax basis of the shares of common stock acquired as a result of the exercise of Rights. Furthermore, if a U.S. Holder exercises Rights and sells other shares of common stock within the 61-day period beginning 30 days before the exercise date and ending 30 days after the exercise date, the “wash sale” rules may disallow the recognition of any loss upon the sale of shares of common stock. A U.S. Holder that exercises Rights received in the Rights Offering after disposing of the shares of common stock with respect to which Rights were received should consult its own tax advisor regarding the tax consequences associated with the exercise of Rights and the disposition of the shares of common stock.

Sale, Exchange or Other Taxable Disposition of Rights

A U.S. Holder generally will recognize gain or loss on the sale, exchange or other taxable disposition of a Right in an amount equal to the difference, if any, between (i) the amount of cash plus the fair market value of any property received and (ii) such U.S. Holder’s tax basis, if any, in Right sold or otherwise disposed of. Any gain or loss generally will be capital gain or loss and will be short-term or long-term depending on whether Right is treated as having been held for more than one year under the holding period rule described above under “– Receipt, Exercise, Expiration and Disposition of Rights – Holding Period in Rights.” Long-term capital gains of individuals, estates, and trusts currently are eligible for reduced rates of U.S. federal income tax. The deductibility of capital losses may be subject to limitation.

Expiration of Rights

A U.S. Holder generally will not recognize any gain or loss for U.S. federal income tax purposes upon the expiration of Rights. If a U.S. Holder has tax basis in the expired Rights, such tax basis should be re-allocated to the tax basis of the shares of common stock with respect to which Rights were received. If Rights expire after a U.S. Holder has disposed of the shares of common stock with respect to which Rights are received, such U.S. Holder should consult its tax advisor regarding its ability to recognize a loss (if any) on the expiration of Rights.

Ownership and Disposition of Shares of Common Stock Received as a result of the Exercise of Rights

The following discussion is a general summary of the material U.S. federal income tax consequences to U.S. Holders of owning and disposing of shares of common stock received as a result of the exercise of Rights.

Distributions on Shares of Common Stock

The gross amount of distributions, if any, made on shares of common stock received as a result of the exercise of a Right generally will be taxable to a U.S. Holder as dividend income to the extent of the Company’s current or accumulated “earnings and profits,” as determined under U.S. federal income tax principles. Distributions in excess of the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will be treated as a non-taxable return of capital, reducing a U.S. Holder’s adjusted tax basis in such U.S. Holder’s shares of common stock (but not below zero) and, to the extent the distribution exceeds such U.S. Holder’s adjusted tax basis, as capital gain from the sale or exchange of such shares of common stock. See “– Sale, Exchange or Other Taxable Disposition of Shares of Common Stock.” Dividends received by a corporate U.S. Holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by an individual U.S. Holder may be taxed at the lower applicable long-term capital gains rate if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes, provided certain holding period and other requirements are satisfied.

Sale, Exchange or Other Taxable Disposition of Shares of Common Stock

A U.S. Holder will generally recognize capital gain or loss upon the sale, exchange or other taxable disposition of shares of common stock received as a result of the exercise of a Right in an amount equal to the difference between (i) the amount of cash plus the fair market value of any property received and (ii) the U.S. Holder’s adjusted tax basis in the shares of common stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period at the time of the sale, exchange or other taxable disposition of shares of common stock is more than one year. Long-term capital gains of individuals, estates, and trusts currently are eligible for reduced rates of U.S. federal income tax. The deductibility of capital losses may be subject to limitation.

Information Reporting and Backup Withholding

Information reporting generally will apply to payments of dividends (including deemed dividends) and the proceeds of the sale or other disposition (including an exchange or retirement) of Rights or shares of common stock received as a result of the exercise of a Right. Backup withholding will apply to such payments unless a U.S. Holder provides to the applicable withholding agent its taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against the U.S. Holder’s U.S. federal income tax liability, if any, and a refund may be obtained from the IRS if the amounts withheld exceed the U.S. Holder’s actual U.S. federal income tax liability and the U.S. Holder timely provides the required information or appropriate claim form to the IRS.

Material U.S. Federal Income Tax Consequences to Non-U.S. Holders

The following discussion is a general summary of the material U.S. federal income tax consequences of the Rights Offering for Non-U.S. Holders that receive Rights as part of the Rights Offering.

Receipt, Exercise and Expiration of Rights

This discussion assumes that the receipt of Rights will be treated as a nontaxable distribution. See “– Material U.S. Federal Income Tax Consequences to U.S. Holders – Receipt, Exercise, Expiration and Disposition of Rights” above. In such case, Non-U.S. Holders will not be subject to U.S. federal income tax (or any withholding thereof) on the receipt, exercise or expiration of Rights. Otherwise, the fair market value of Rights would be taxable to Non-U.S. Holders of our Common Stock generally in the manner as described below under “– Distributions on Shares of Common Stock.”

Distributions on Shares of Common Stock

Any distributions made on shares of common stock received as a result of the exercise of a Right will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated “earnings and profits,” as determined under U.S. federal income tax principles. Distributions in excess of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will be treated as a non-taxable return of capital, reducing a Non-U.S. Holder’s adjusted tax basis in such Non-U.S. Holder’s shares of common stock (but not below zero) and, to the extent the distribution exceeds such Non-U.S. Holder’s adjusted tax basis, as capital gain from the sale or exchange of such shares of common stock as described below under “– Sale, Exchange or Other Taxable Disposition of Rights or Shares of Common Stock.”

Subject to the withholding requirements under FATCA (defined below) and with respect to effectively connected dividends, each of which is discussed below, any distribution made to a Non-U.S. Holder of shares of common stock will generally be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the distribution (or such lower rate specified by an applicable income tax treaty). To receive the benefit of a reduced treaty rate, a Non-U.S. Holder must generally provide the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate.

Dividends paid to a Non-U.S. Holder that are effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons, unless an applicable income tax treaty provides otherwise. Such effectively connected dividends will not be subject to U.S. withholding tax if the Non-U.S. Holder satisfies certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI (or successor form) certifying eligibility for exemption. If the Non-U.S. Holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

Sale, Exchange or Other Taxable Disposition of Rights or Shares of Common Stock

Subject to the rules discussed below under “– Information Reporting and Backup Withholding,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of Rights or shares of common stock received as a result of the exercise of a Right unless:

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States;

•	the Non-U.S. Holder is an individual present in the United States for 183 days or more during the taxable year of the disposition and certain other conditions are met; or

•

Rights or shares of common stock constitute United States real property interests by reason of our status as a “United States real property holding corporation” (or “USRPHC”) for U.S. federal income tax purposes during the shorter of such Non-U.S. Holder’s holding period or the five-year period ending on the date of the disposition of Rights or shares of common stock, as the case may be.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the rates and in the manner generally applicable to United States persons, unless an applicable income tax treaty provides otherwise. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax (at a 30% rate or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses of the Non-U.S. Holder, provided that the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are not a USRPHC for U.S. federal income tax purposes, and we do not expect to become a USRPHC for the foreseeable future. However, in the event that we become a USRPHC, so long as our shares of common stock continue to be “regularly traded on an established securities market” within the meaning of the U.S. Treasury regulations (“regularly traded”), only a Non-U.S. Holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the Non-U.S. Holder’s holding period for Rights or shares of common stock, as applicable (i) with respect to a disposition of Rights, (x) if Rights are not regularly traded, Rights with an aggregate fair market value, generally as of the date acquired, greater than 5% of the total value of all of outstanding shares of common stock, or (y) if Rights are also regularly traded, more than 5% of the outstanding Rights, or (ii) with respect to a disposition of shares of common stock, more than 5% of the outstanding shares of common stock, in each case, will be treated as disposing of a United States real property interest and will be subject to U.S. federal income tax on gain realized on the disposition of Rights or shares of common stock as a result of our status as a USRPHC (as described in the preceding paragraph), except that an exception to such U.S. federal income tax may apply in certain circumstances to the extent such Non-U.S. Holder receives shares of common stock upon exercise of Rights, certain ownership thresholds are met, and certain filing and other requirements are satisfied. If we were to become a USRPHC and shares of common stock were not regularly traded, each Non-U.S. Holder (regardless of the percentage of Rights or shares of common stock owned) would be treated as disposing of a United States real property interest and would be subject to U.S. federal income tax on a taxable disposition of Rights or shares of common stock (as described in the preceding paragraph), except that an exception to such U.S. federal income tax may apply in certain circumstances to the extent such Non-U.S. Holder receives our shares of common stock upon the exercise of Rights and certain filing and other requirements are satisfied. If we were to become a USRPHC and either Rights or shares of common stock were not regularly traded, then a 15% withholding tax may apply to the gross proceeds from the disposition of Rights or shares of common stock.

Non-U.S. Holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of Rights or shares of common stock.

Information Reporting and Backup Withholding

Any distributions paid to a Non-U.S. Holder must be reported annually to the IRS and to the Non-U.S. Holder. Copies of these information returns may be made available to the tax authorities in the country in which the Non-U.S. Holder resides or is established. Payments of dividends to a Non-U.S. Holder generally will not be subject to backup withholding if the Non-U.S. Holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).

Information reporting and backup withholding generally will apply to the proceeds of the sale or other disposition of a Right or shares of common stock received as a result of the exercise of a Right that are paid by or through a U.S. office of a broker unless the Non-U.S. Holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of a Right or shares of common stock received as a result of the exercise of a Right effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that a Non-U.S. Holder is not a United States person and certain other conditions are met, or a Non-U.S. Holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of a Right or shares of common stock received as a result of the exercise of a Right effected outside the United States by such a broker if it has certain relationships within the United States.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against the Non-U.S. Holder’s U.S. federal income tax liability, if any, and a refund may be obtained from the IRS if the amounts withheld exceed the Non-U.S. Holder’s actual U.S. federal income tax liability and the Non-U.S. Holder timely provides the required information or appropriate claim form to the IRS.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the U.S. Treasury regulations and administrative guidance issued thereunder (referred to as “FATCA”) generally impose a U.S. federal withholding tax of 30% on “withholdable payments” (as defined in the Code), including payments of dividends (including deemed dividends) on our shares of common stock, in each case, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless: (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners); (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E (or other applicable or successor form)); or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E (or other applicable or successor form)). While withholdable payments would have originally included payments of gross proceeds from the sale or other disposition of shares of common stock, proposed U.S. Treasury regulations provide that such payments of gross proceeds do not constitute withholdable payments. Taxpayers may rely generally on these proposed U.S. Treasury regulations until they are revoked or final U.S. Treasury regulations are issued.

Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a Holder might be eligible for refunds or credits of such taxes.

THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF RECEIVING, EXERCISING, ALLOWING THE EXPIRATION OF AND DISPOSING OF RIGHTS AND OWNING AND DISPOSING OF SHARES OF COMMON STOCK RECEIVED AS A RESULT OF THE EXERCISE OF A RIGHT, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

LEGAL MATTERS

The validity of the issuance of the securities offered in this prospectus will be passed upon for us by Vinson & Elkins L.L.P.

EXPERTS

The financial statements of KLX Energy Services Holdings, Inc. as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated by reference in this prospectus supplement by reference to KLX Energy Services Holdings Inc.’s annual report on Form 10-K for the year ended December 31, 2025, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and its rules and regulations. The Exchange Act requires us to file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC’s website at http://www.sec.gov.

We make available, free of charge on our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and amendments to these reports filed or furnished pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file these documents with, or furnish them to, the SEC. These documents are posted on our website at www.klx.com. Any references in this prospectus supplement to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference herein) is not incorporated in, and is not a part of, this prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement information that we file with the SEC. This means we can disclose important information to you by referring to other documents that we have filed with the SEC. The information relating to us contained in this prospectus supplement should be read together with the information in the documents incorporated by reference.

We incorporate by reference the documents listed below that we have previously filed with the SEC (other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K and Item 9.01 related thereto):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 12, 2026;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 26, 2026;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2026, and June 30, 2026, filed with the SEC on May 13, 2026, and August 11, 2026, respectively;

•	our Current Reports on Form 8-K filed with the SEC on May 11, 2026, June 2, 2026 (as amended by our Current Report on Form 8-K/A filed on August 12, 2026), August 10, 2026, and August 21, 2026; and

•

the description of our common stock contained in our Registration Statement on Form 10 filed on July 25, 2018, including the amendments thereto filed on August  15, 2018 and August  24, 2018, as amended by Exhibit 4.3 to our Annual Report on Form 10-K for the year ended January 31, 2020, and any further amendments thereto or reports that we may file in the future for the purpose of updating such description.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement and before the date that the offering of the securities by means of this prospectus supplement is terminated or completed will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement. In the case of a conflict or inconsistency between information in this prospectus supplement and/or information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

The information that is incorporated by reference is considered part of this prospectus supplement and the accompanying prospectus, and information that we file later will automatically update and may supersede this previously filed information, as applicable, including information in previously filed documents or reports that have been incorporated by reference into this prospectus supplement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting KLX Energy Services Holdings, Inc., 3040 Post Oak Boulevard, 15th Floor, Houston, TX 77056. Copies of these filings are also available without charge on our website at www.klx.com. The contents of our website have not been incorporated into and do not form a part of this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information incorporated by reference or provided in this prospectus supplement is accurate as of any date other than the date on the front of those documents.

PROSPECTUS

KLX Energy Services Holdings, Inc.

$250,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Rights

From time to time we may offer and sell shares of our common stock, par value $0.01 per share (“common stock”), preferred stock, debt securities, warrants, units and rights. The aggregate initial offering price of all shares of common stock sold by us under this prospectus will not exceed $250,000,000.

We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. This prospectus provides you with a general description of these securities and the general manner in which we will offer the securities. Each time securities are offered, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus.

Our common stock is traded on the Nasdaq under the symbol “KLXE.” On May 13, 2026, the closing price of our common stock was $4.27.

You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See “Risk Factors” beginning on page 2 of this prospectus for information on certain risks related to the purchase of our securities.

We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in any accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 22, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000. This prospectus provides you with a general description of the securities that are registered hereunder that may be offered by us. Each time we offer the securities, we will provide you with a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

Any prospectus supplement may add, update, or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in any prospectus supplement. The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Therefore, before you invest in our securities, you should carefully read this prospectus and any prospectus supplement relating to the securities offered to you together with the additional information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading “Where You Can Find More Information” and “Documents Incorporated by Reference” in both this prospectus and any prospectus supplement). This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Unless the context otherwise requires, throughout this prospectus and any applicable prospectus supplement, the words “we,” “us,” the “registrant,” “the Company,” or “KLXE” refer to KLX Energy Services Holdings, Inc.; and the term “securities” refers to the shares of our common stock registered hereunder.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), that registers the offer and sale of the securities covered by this prospectus. The registration statement, including the exhibits attached thereto and incorporated by reference therein, contains additional relevant information about us. In addition, we file annual, quarterly and other reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov.

We make available free of charge on or through our website, www.klx.com, our filings with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We make our website content available for information purposes only. Information contained on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus and information previously filed with the SEC.

We incorporate by reference the documents listed below and any filings we make with the SEC (Commission File No. 001-38609) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC), after the date on which the registration statement was initially filed with the SEC (including all such documents that we may file with the SEC after the date the registration statement was initially filed and prior to the effectiveness of the registration statement) until all offerings under the registration statement of which this prospectus forms a part are completed or terminated:

•

our Annual Report on Form 10-K for the year ended December  31, 2025, including those portions of our definitive proxy statement on Schedule 14A, filed on March 26, 2026, incorporated by reference therein;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2026;

•	our Current Report on Form 8-K filed on May 11, 2026; and

•

the description of our common stock contained in our Registration Statement on Form 10 filed on July 25, 2018, including the amendments thereto filed on August  15, 2018 and August  24, 2018, as amended by Exhibit 4.3 to our Annual Report on Form 10-K for the year ended January 31, 2021, and any further amendments thereto or reports that we may file in the future for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.

You may obtain copies of any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this prospectus), at no cost, by contacting us at:

KLX Energy Services Holdings, Inc.

Attention: Investor Relations

3040 Post Oak Boulevard, 15th Floor

Houston, Texas 77056

(832) 844-1015

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents to which the Company refers you to in this prospectus, as well as oral statements made or to be made by the Company, include certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, the Private Securities Litigation Reform Act of 1995 and other federal securities laws, which are referred to as the safe harbor provisions, with respect to the businesses, strategies and plans of the Company and its expectations relating to its future financial condition and performance. Statements included in this prospectus that are not historical facts are forward-looking statements, including statements about the beliefs and expectations of the management of the Company. Words such as “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “forecast,” “potential,” “project”, “continue,” “may,” “might,” “should,” “could,” “would,” “will” or the negative thereof and similar expressions are intended to identify such forward-looking statements that are intended to be covered by the safe harbor provisions.

Any forward-looking statements in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus and each prospectus supplement reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, as supplemented by our Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, and discussed elsewhere in this prospectus and each prospectus supplement, and the information incorporated by reference in this prospectus and each prospectus supplement. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

All subsequent written or oral forward-looking statements attributable to the Company or any person action on behalf of the Company are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. The Company is not under any obligation, and the Company expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise, except as may be required by law.

v

ABOUT KLX ENERGY SERVICES HOLDINGS, INC.

KLXE is a growth-oriented provider of diversified oilfield services to leading onshore oil and natural gas exploration and production companies operating in both conventional and unconventional plays in all of the active major basins throughout the United States. The Company delivers mission critical oilfield services focused on drilling, completion, production, and intervention activities for technically demanding wells in over 60 service and support facilities located throughout the United States. The Company offers a complementary suite of proprietary products and specialized services is supported by technically skilled personnel and a broad portfolio of innovative in-house manufacturing, repair and maintenance capabilities. KLXE’s primary services include coiled tubing, directional drilling, hydraulic fracturing rentals, fishing, pressure control, wireline, rig-assisted snubbing, fluid pumping, flowback, testing and well control services. KLXE’s primary rentals and products include hydraulic fracturing stacks, blow out preventers, tubulars, downhole tools, dissolvable plugs, composite plugs and accommodation units.

We were incorporated in Delaware on June 28, 2018. On September 14, 2018, we completed our spin-off from KLX Inc. and became an independent, publicly-traded company. Our principal executive offices are located at 3040 Post Oak Boulevard, 15th Floor, Houston, Texas 77056, and our telephone number is (832) 844-1015. Our website address is www.klx.com. The information on our website is not part of this prospectus.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, each of which is incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise specified in an accompanying prospectus supplement, we will use the net proceeds we receive from the sale of the securities covered by this prospectus for general corporate purposes, which may include, among other things, paying or refinancing all or a portion of our indebtedness at the time, and funding acquisitions, capital expenditures and working capital.

The actual application of the net proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock is not complete and may not contain all the information you should consider before investing in our common stock. This description is a summary of certain provisions contained in, and is qualified in its entirety by reference to, our amended and restated certificate of incorporation (the “Certificate”), and our fourth amended and restated bylaws (the “Bylaws”).

Authorized Capital Stock

Under the Certificate, our authorized capital stock consists of 110 million shares of common stock, par value $0.01 per share, and 11 million shares of preferred stock, par value $0.01 per share (“preferred stock”).

Common Stock

As of April 30, 2026, there were 19,911,759 shares of common stock outstanding.

Dividend Rights. Subject to the rights, if any, of the holders of any outstanding series of our preferred stock, holders of our common stock are entitled to receive dividends out of any of the Company’s funds legally available when, as and if declared by the board of directors of the Company (the “Board”).

Voting Rights. Each holder of common stock is entitled to one vote per share on all matters on which stockholders are generally entitled to vote. The Certificate does not provide for cumulative voting in the election of directors.

Liquidation. If the Company liquidates, dissolves or winds up its affairs, holders of common stock are entitled to share proportionately in the assets of the Company available for distribution to stockholders, subject to the rights, if any, of the holders of any outstanding series of preferred stock.

Other Rights. All of the outstanding shares of common stock are fully paid and nonassessable. The holders of common stock have no preemptive rights and no rights to convert their common stock into any other securities, and our common stock is not subject to any redemption or sinking fund provisions.

Preferred Stock

Under the Certificate and subject to the limitations prescribed by law, the Board may issue preferred stock in one or more series and may establish from time to time the number of shares to be included in such series and may fix the designation, the voting powers, if any, and preferences and relative participating, optional or other rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof. See “ -Anti-Takeover Effects of Provisions of the Certificate and Bylaws.”

When and if the Company issues any shares of preferred stock, the Board will establish the number of shares and designation of such series and the voting powers, if any, and preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, for the particular series of preferred stock.

Anti-Takeover Effects of Provisions of the Certificate and Bylaws

The Certificate and Bylaws contain, and Delaware statutory law contains, provisions that could make acquisition of the Company by means of a tender offer, a proxy contest or otherwise more difficult. These provisions are expected to discourage certain types of coercive takeover practices and takeover bids that the Board may consider inadequate and encourage persons seeking to acquire control of the Company to first negotiate with the Board. The Company believes that the benefits of increased protection of its ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms. The description set forth below is only a summary and is qualified in its entirety by reference to the Certificate and the Bylaws.

Classified Board of Directors. The Certificate provides for the Board to be classified, which consists of three classes of directors. Directors of each class are elected for three-year terms, and each year the Company’s stockholders elect one class of the Company’s directors, with a term expiring at the third annual meeting of stockholders following the annual meeting at which such directors were elected. Under this classified Board structure, it would take at least two elections of directors for any individual or group to gain control of the Board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of the Company.

Number of Directors; Filling Vacancies; Removal. The Certificate and Bylaws provide that the Company’s business and affairs will be managed by or under the direction of the Board. The Certificate and Bylaws provide that the Board will consist of not less than three nor more than nine members, with the exact number of directors within these limits to be fixed exclusively by the Board. In addition, the Certificate provides that any Board vacancy, including a vacancy resulting from an increase in the number of directors, may be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board, or by the sole remaining director. Delaware statutory law provides that, if a Delaware corporation has a classified board, unless the certificate of incorporation provides otherwise, its directors may only be removed for cause. The Certificate provides that any director, or the entire Board, may be removed from office at any time, only for cause in accordance with Delaware law, by the affirmative vote of the holders of at least 66 2∕3% of the total voting power of the outstanding shares of the Company’s capital stock entitled to vote in any annual election of directors, voting as a single class. These provisions may prevent stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

Special Meetings. The Certificate and Bylaws provide that special meetings of the stockholders may only be called by the Board or certain officers of the Company. These provisions will make it more difficult for stockholders to take an action opposed by the Board.

No Stockholder Action by Written Consent Unless Approved by the Board. The Certificate and Bylaws require that all actions to be taken by stockholders must be taken at a duly called annual or special meeting, and stockholders will not be permitted to act by written consent unless both the action and the taking of the action by written consent are approved in advance by the Board. These provisions may make it more difficult for stockholders to take an action opposed by the Board.

Amendments to the Certificate. The Certificate provides that the affirmative vote of the holders of at least 66 2∕3% of the total voting power of the then-outstanding shares of common stock entitled to vote, voting as a single class, is required to amend or repeal, or adopt any provision inconsistent with certain provisions in the Certificate, including those provisions providing for a classified board, provisions regarding the filling of vacancies on the Board, provisions providing for the removal of directors, provisions regarding the calling of special meetings, provisions regarding stockholder action by written consent and provisions regarding amendment of the Certificate. These provisions may make it more difficult for stockholders to make changes to the Certificate.

Amendments to the Bylaws. The Certificate provides that the Board has the power to adopt, amend or repeal the Bylaws. Any such adoption, amendment or repeal of the Bylaws by the Board shall require approval of a majority of the entire Board. The Certificate provides that, notwithstanding any other provision of the Certificate, the affirmative vote of the holders of at least 66 2∕3% of the total voting power of the then-outstanding shares of common stock entitled to vote, voting as a single class, is required for the Company’s stockholders to amend or repeal, or adopt any provisions in the Bylaws. These provisions may make it more difficult for stockholders to make changes to the Bylaws that are opposed by the Board.

Requirements for Advance Notification of Stockholder Nomination and Proposals. Under the Bylaws, stockholders of record may nominate persons for election to the Board or bring other business constituting a proper matter for stockholder action at annual meetings only by providing proper notice to the Company secretary. Proper notice must be generally received not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year (or, in some cases, prior to the tenth day following the announcement of the meeting) and must include, among other information, the name and address of the stockholder giving the notice, certain information relating to each person whom such stockholder proposes to nominate for election as a director and a brief description of any business such stockholder proposes to bring before the meeting. Nothing in the Bylaws may be deemed to affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Contests for the election of directors or the consideration of stockholder proposals will be precluded if the proper procedures are not followed. Third parties may therefore be discouraged from conducting a solicitation of proxies to elect their own slate of directors or to approve their own proposals.

Exclusive Forum Selection. The Bylaws provide that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for any derivative action or proceeding brought on behalf of our company, any action asserting a claim of breach of a fiduciary duty owed by any our directors, officers, employees or agents to our company or our stockholders, any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law (the “DGCL”), the Certificate or our Bylaws, or any action asserting a claim governed by the internal affairs doctrine. This provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for intra-corporate disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits.

Section 203 of the Delaware General Corporation Law

Section 203 of the DGCL generally provides that, subject to certain specified exceptions, a corporation will not engage in any “business combination” with any “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder unless (1) before that time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (2) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares) or (3) on or after such time, both the board of directors of the corporation and at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder approves the business combination. Section 203 of the DGCL generally defines an “interested stockholder” to include (x) any person that owns 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and owned 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date and (y) the affiliates and associates of any such person.

Section 203 of the DGCL generally defines a “business combination” to include (1) mergers and sales or other dispositions of 10% or more of the corporation’s assets with or to an interested stockholder, (2) certain transactions resulting in the issuance or transfer to the interested stockholder of any stock of the corporation or its subsidiaries, (3) certain transactions that would increase the proportionate share of the stock of the corporation or its subsidiaries owned by the interested stockholder and (4) receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial benefits.

Under certain circumstances, Section 203 of the DGCL makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. A corporation may elect not to be governed by the restrictions on business combination under Section 203 by adopting provisions of its certificate of incorporation or bylaws in accordance with Section 203.

Neither the Certificate nor the Bylaws exclude the Company from the restrictions imposed under Section 203 of the DGCL. Section 203 may encourage companies interested in acquiring the Company to negotiate in advance with the Board as the restrictions on business combinations will apply unless the Board approves, prior to the time the stockholder becomes an interested stockholder, either the business combination or the transaction that results in the stockholder becoming an interested stockholder.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company.

Listing

Our common stock is listed on Nasdaq under the ticker symbol “KLXE.”

DESCRIPTION OF DEBT SECURITIES

The debt securities covered by this prospectus (the “debt securities”) will be general unsecured obligations of KLXE. KLXE may issue debt securities under an indenture to be entered into with a trustee we will name in the prospectus supplement relating to such securities, which we refer to in this prospectus as the indenture.

We have summarized the debt securities and select provisions that may be included in a future indenture below. This summary is not complete. We have filed the form of indenture with the SEC as an exhibit to the registration statement and you should read such indenture for provisions that may be important to you.

General

The indenture does not limit the amount of debt securities that may be issued under the indenture, and does not limit the amount of other unsecured debt or securities that may be issued. The issuer may issue debt securities under the indenture from time to time in one or more series, each in an amount authorized prior to issuance.

The debt securities will either constitute the issuer’s senior unsecured indebtedness and will rank equally in right of payment with all of the issuer’s other unsecured and unsubordinated debt and senior in right of payment to all of the issuer’s subordinated indebtedness, or constitute the issuer’s subordinated unsecured indebtedness and will rank junior to all of the issuer’s senior indebtedness and may rank equally with or senior to other subordinated indebtedness the issuer may issue from time to time. The debt securities will be effectively subordinated to, and thus have a junior position to, the issuer’s secured indebtedness with respect to the assets securing that indebtedness.

The indenture will not contain any covenants or other provisions designed to protect holders of the debt securities in the event the issuer participates in a highly leveraged transaction or upon a change of control. The indenture also will not contain provisions that give holders of the debt securities the right to require us to repurchase our securities in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

Terms

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the guarantor of the debt securities, if any;

•	whether the debt securities will be senior or subordinated debt securities;

•	the price at which the issuer will issue the debt securities;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether the issuer will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	whether and under what circumstances the issuer will pay any additional amounts with respect to the debt securities;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any sinking fund or other provisions that would obligate the issuer to redeem, purchase or repay the debt securities;

•	the denominations in which the issuer will issue the debt securities if other than $1,000 and integral multiples of $1,000;

•	whether payments on the debt securities will be payable in foreign currency or currency unit or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities; and

•	any other terms of the debt securities not inconsistent with the applicable indenture.

The issuer may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If the issuer sells these debt securities, the issuer will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

If the issuer sells any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, the issuer will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Events of Default

Unless the issuer informs you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	failure to pay interest on any debt security of that series for 30 days when due;

•	failure to pay principal of or any premium on any debt security of that series when due;

•	failure to deposit any sinking fund payment for 30 days when due;

•

failure to comply with any agreement in that series of debt securities or the indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) within 90 days after receipt of written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under the indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization of the issuer; and

•	any other event of default provided for that series of debt securities.

A default under one series of debt securities will not necessarily be a default under any other series. If a default or event of default for any series of debt securities occurs, is continuing and is known to the trustee, the trustee will notify the holders of applicable debt securities within 90 days after it occurs. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interests of the holders of those debt securities.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of the issuer occurs, the principal of and accrued and unpaid interest on all the debt securities issued under the indenture will become immediately due and payable without any action on the part of the trustee or any holder. At any time after a declaration of acceleration has been made, the holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement and its consequences.

A holder of a debt security of any series issued under the indenture may pursue any remedy under the indenture only if:

•	the holder has previously given to the trustee written notice of a continuing event of default with respect to such series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless those holders have offered to the trustee indemnity satisfactory to it. Subject to this provision for indemnification, the holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) generally may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.

If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs.

The indentures require the issuer to furnish to the trustee annually a statement as to the issuer’s performance of certain of the issuer’s obligations under the indentures and as to any default in performance.

Defeasance and Discharge

Defeasance. When we use the term defeasance, we mean discharge from some or all of the issuer’s obligations under the indenture. If the issuer deposits with the trustee under the indenture any combination of money or government securities sufficient to make payments on the debt securities of a series issued under the indenture on the dates those payments are due, then, at the issuer’s option, either of the following will occur:

•	the issuer will be discharged from the issuer’s obligations with respect to the debt securities of that series (“legal defeasance”); or

•

the issuer will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, the issuer’s obligation to pay principal, premium and interest on the debt securities will also survive.

Unless the issuer informs you otherwise in the prospectus supplement, the issuer will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If the issuer elects legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Satisfaction and Discharge. In addition, the indenture will cease to be of further effect with respect to the debt securities of a series issued under the indenture, subject to exceptions relating to compensation and indemnity of the trustee under the indenture and repayment to the issuer of excess money or government securities, when either:

•	all outstanding debt securities of that series have been delivered to the trustee for cancellation; or

•	all outstanding debt securities of that series not delivered to the trustee for cancellation either:

•	have become due and payable,

•	will become due and payable at their stated maturity within one year, or

•	are to be called for redemption within one year; and

•

the issuer has deposited with the trustee any combination of money or government securities in trust sufficient to pay the entire indebtedness on the debt securities of that series when due; and the issuer has paid all other sums payable by the issuer with respect to the debt securities of that series.

Book-Entry Debt Securities

The issuer may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. The issuer may issue global debt securities in either temporary or permanent form. The issuer will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Governing Law

New York law will govern the indenture and the debt securities.

The Trustee

The issuer will name the trustee under the indenture in the prospectus supplement. The trustee will be qualified to act under the Trust Indenture Act of 1939, as amended.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or shares of our preferred stock. The following description sets forth certain general terms and provisions of the warrants that we may offer pursuant to this prospectus. The particular terms of the warrants and the extent, if any, to which the general terms and provisions may apply to the warrants so offered will be described in the applicable prospectus supplement.

Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

A copy of the forms of the warrant agreement and the warrant certificate, if any, relating to any particular issue of warrants will be filed with the SEC each time we issue warrants, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the warrant agreement and the related warrant certificate, if any, see “Where You Can Find More Information.”

Stock Warrants

The prospectus supplement relating to a particular issue of warrants to issue shares of our common stock or shares of our preferred stock will describe the terms of the common share warrants and preferred share warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the shares of common stock or shares of preferred stock that may be purchased upon exercise of the warrants;

•	the terms for changes or adjustments to the exercise price of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or shares of preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	and any other information we think is important about the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of common stock or shares of preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void.

Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase our shares of common stock or shares of preferred stock, the holder will not have any rights as a holder of our shares of common stock or shares of preferred stock, as the case may be, by virtue of ownership of warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement, if any, under which a unit is issued may provide that the securities comprising the unit may not be held or transferred separately, at any time or at any time before a specified date. If applicable, we will file with the SEC as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K filed with the SEC, any unit agreement describing the terms and conditions of such units that we are offering before the issuance of such units.

The particular terms and provisions of units offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the prospectus supplement filed in respect of such units. This description will include, where applicable:

•	the designation and aggregate number of units offered;

•	the price at which the units will be offered, including provisions for changes to or adjustments in price at which units will be offered;

•	the currency or currency unit in which the units are denominated;

•	the amount of units outstanding;

•	the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•

the number of securities that may be purchased upon exercise of each unit and the price at which and currency or currency unit in which that amount of securities may be purchased upon exercise of each unit;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other material terms, conditions and rights (or limitations on such rights) of the units.

We reserve the right to set forth in a prospectus supplement specific terms of the units that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the units described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such units.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our common stock or preferred stock. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights. The particular terms of the rights and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement, or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date on which stockholders entitled to the rights distribution will be determined;

•	the aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the ability to exercise the rights will commence, and the date on which such ability will expire;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination, and cancellation rights, if any;

•	any applicable material U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange, and exercise of the rights.

Each right will entitle the holder of rights to purchase, for cash, the number of shares of common stock or preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell or distribute the securities offered by this prospectus in any one or more of the following ways from time to time:

•	to or through one or more underwriters, initial purchasers, brokers, or dealers;

•	through agents to investors or the public;

•	in short or long transactions;

•	through put or call option transactions relating to our common stock;

•	directly to agents, stockholders or other purchasers;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	though a combination of any such methods of sale; or

•	through any other method described in the applicable prospectus supplement.

The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, initial purchasers, dealers, or agents in connection with the offering, including:

•	the terms of the offering;

•	the names of any underwriters, dealers, or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any options (whether or not for over-allotments) under which the underwriters may purchase additional shares of common stock from us;

•	any underwriting discounts, concessions, commissions, or agency fees and other items constituting compensation to underwriters, dealers, or agents;

•	any delayed delivery arrangements;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers; or

•	any securities exchange or market on which the common stock offered in the prospectus supplement may be listed.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities hereunder, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for sale is reached. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or pay to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain, or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used for the sale of securities, we, or an underwriter, will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

We may also sell the securities through agents designated from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell or distribute the securities directly in transactions not involving underwriters, dealers, or agents.

We may sell or distribute the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the applicable securities laws and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the applicable securities laws. We will identify in the applicable prospectus supplement any underwriters, dealers, or agents and will describe their compensation. We may have agreements with the underwriters, dealers, and agents to indemnify them against specified civil liabilities, including liabilities under the applicable securities laws.

Underwriters, dealers, and agents may engage in transactions with or perform services for us in the ordinary course of their businesses for which they may receive customary fees and reimbursement of expenses.

We may use underwriters with whom we have a material relationship. We will describe the nature of such relationship in the applicable prospectus supplement.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

We may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with us, including, without limitation, in connection with distributions of the securities by those broker-dealers. We may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. We may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

LEGAL MATTERS

The validity of the issuance of the securities offered in this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The financial statements of KLX Energy Services Holdings, Inc. incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

KLX Energy Services Holdings, Inc.

21,589,912 Subscription Rights to Purchase 83,876,809 Shares of Common Stock at a Subscription Price of $1.49 per Share

Prospectus Supplement

August 24, 2026